Barbara Jacobs, Deputy Chief
November 18, 1998
Page 3
                            MAURICE J. BATES, L.L.C.
                                 ATTORNEY AT LAW
                           8214 WESTCHESTER SUITE, 500
                              DALLAS , TEXAS 75225

                            Telephone (214) 692-3566
                               Fax (214) 987-2091

                                November 18, 1998
Barbara Jacobs, Deputy Chief,
Office of Small Business Policy
Securities and Exchange Commission
450 5th Street N. W.
Washington, DC. 20549

         Re: Holloman Corporation
         File No. 333-58987
         Amendment No. 1

Dear Ms. Jacobs:

         We transmit herewith Amendment No. 1 to the above registration statement in response to your comment letter dated August 10, 1998. The numbered paragraphs below correspond to the comments in your letter.

         1.        The Company notes your comment on Internet offerings.

         2. We will provide documentation from the American Stock Exchange that the listing of the Company's securities has been approved.

         3. A Rule 415 box has been added to the cover page.

         4. Mr. Holloman will devote approximately 40% of his time to the business of the Company. This has been added as requested.

         5. Please note on the signature page of the Stock Purchase Agreement and Amendments thereto that Sam Holloman signed on behalf of all of the Sellers. Except for the Stock Ownership Plan, of which he is the Trustee and principal beneficiary, Mr. Holloman, individually and through those entities, owns all of the stock of Holloman Construction Corp. and T. Sisters Leasing, LLC. We believe that it would be unnecessarily cumbersome to name all of the Sellers in the prospectus and that the current description should be adequate.

         6. A statement has been added in response to your comment on the enforceability of the restrictive covenants.

         7. The discussion in MD&A has been expanded to comply with the comment on the increases in accounts receivable and payable and accrued expenses at November 1, 1997.
         8. The statistics on page 18 are taken from the January 1998 issue of "Pipe Line & Gas Industry."

         9. The Company opened an office in Austin in July 1998 but did not involve significant expenditures and is not included in the Use of Proceeds. The office includes an Area Manager, a job superintendent and several construction workers on a job in process. The Company rented a house used as an office and residence for the Area Manager and will continue to be used for future business in that area. The cost of the office and relocation of the Area Manager was approximately $3,000 and is not deemed material.

         10. The disclosure with respect to environmental regulations has been revised to comply with this comment.

         11. The Company does not have any principal suppliers. Its supplies consist of heavy equipment, pipe and construction tools. All are readily available and are purchased locally at the job site, except the heavy construction equipment, which is purchased or leased from dealers in Odessa, Texas, the home office of the Company. A new "Suppliers" paragraph has been added.

         12. James E. Hogue has been added as an outside director.

         13. The Board of Directors has adopted a policy regarding future affiliated transactions to comply with American Stock Exchange Regulations which has been added to the Certain Relationships and Related Transactions section.

         14. A new paragraph describing the Preferred Stock has been added to the Description of Securities section.

         15. The Underwriting section has been revised to comply with the comment regarding the offering price, concession and reallowance.

         16. Green & Frost audited Holloman Construction Corp. for the year 1996 but Mr. Holloman wanted to use Johnson & Miller for 1997. Green & Frost refused to give their consent to the use of their name in the Prospectus for 1996 so Johnson & Miller audited 1996 since it had all the 1996 records for its 1997 audit. The disclosure with respect to Green & Frost not being hired for 1997 has been added to the Experts section. They have reviewed the disclosure and provided the letter required by Item 304(a)(3) of Regulation S-B which is filed as an exhibit.

         17. Audited financial statements for Holloman Corporation and pro forma disclosures giving effect to the acquisition are included in the registration statement.

         18.  The   acquisition  has  been  accounted  for  as  a  purchase  and appropriate revisions have been made to the financial statements.

         19. Holloman Construction Corp. is owned 100% by Sam Holloman and the entities named on the signature page of the Stock Purchase Agreement. As stated in the response to Item 5 above, Mr. Holloman, directly and indirectly, owns all of the stock or other interests in all of these entities except the Stock Ownership Plan, in which he has a 60% interest and is the Trustee. Holloman Corporation is owned by the persons named in Item 26. Part II. Before the offering, Mr. Holloman has no ownership interest in Holloman Corporation and the persons listed in Part II have no ownership interest in Holloman Construction Corp. Following the offering, Mr. Holloman will own 200,000 shares of Holloman Corporation (8.3%)and the organizers of Holloman Corporation will own 1,200,000 shares (50%). Holloman Corporation will own all of the outstanding stock of Holloman Corp. and all of the membership interests in T. Sisters Leasing, LLC.

         20. The Accountant's Report has been revised as requested.

         21. The "Selected Financial Data" has been revised to include pro forma operating data giving effect to the acquisition being treated as a purchase. The earnings per share has been deleted from the historical presentation and on the operating statements but is included in the pro forma presentation.

     22. A note has been added to the interim financial statements regarding management's opinion as to adjustments necessary for a fair presentation (Note A-10 for Holloman Construction co. and Note G for T. Sisters Leasing).
         23. The 1996 statements of earnings, stockholder's equity and cash flows audited by Green & Frost, Inc. have been replaced by such statements audited by Johnson, Miller & Co. The 1996 balance sheet audited by Green & Frost has been replaced by a July 31, 1998 unaudited interim balance sheet. Johnson, Miller & Co. has given its consent to the use of its report for fiscal 1996 and 1997. The consent has been signed on behalf of the firm.

         24. The referenced exhibits, including the bank credit agreement, are filed as exhibits. The bank is named in the MD&A section. The bank credit agreement was renewed in August 1998 and the discussion of the agreement has been updated.

         25. The schedules to the Stock Purchase Agreement are filed as an exhibit.

         26. The purchasers of the Company's securities are named in Item 26. The entire transaction was put together by four groups of principals, including John E. Holdridge and James E. Hogue, all of whom had access to the business and financial statements of Holloman Construction Co. and Leasing and participated in structuring the transaction. Mr. Holdridge and Mr. Hogue are directors of the Company. Several of the purchasers are family members of the principals and relied on their principal. For example, Julie Ann Ingram, Lorie Beth Koonce and Kellie Diane Baker are John Holdridge's daughters. Galaxy Partners is the Hogue family partnership, The Mission Group and Neighborhood Image are corporations owned by Mr. Hogue's daughters, T. R. Hogue is Mr. Hogue's son and Julia Diane Jones is Mr. Hogue's daughter.

         27. The signature page shows the date of all signatures.

         28. The Company believes that it is in compliance with Year 2000 issues and additional disclosure has been included in the MD & A section.

         29. We note your comment with respect to forward looking statements.

         If you have any additional comments please contact the undersigned.


                                            Very truly yours,



                                            Maurice J. Bates

                        As filed with the Securities and
                    Exchange Commission on November 18, 1998
                           Registration No. 333-58987
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                Amendment No. 1
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933

                              Holloman Corporation
                 (Name of small business issuer in its charter)




         Texas                            1623                   75-2771541

(State or jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)   Identification
                                                                  Number)








                              Holloman Corporation
                             5257 West Interstate 20
                                 P.O. Box 69410
                            Odessa, Texas 79769-9410
                                 (915) 381-2000
                   (Address and telephone number of principal
               executive offices and principal place of business)


                                  Sam Holloman
                              Holloman Corporation
                             5257 West Interstate 20
                                 P.O. Box 69410
                            Odessa, Texas 79769-9410
                                 (915) 381-2000
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:


           Maurice J. Bates, Esq.                    Norman R. Miller, Esq.
           Maurice J. Bates, L.L.C.                  Wolin, Ridley & Miller LLP
           8214 Westchester Suite 500                1717 Main Street
           Dallas, Texas 75225                       Dallas, Texas 75201
           (214) 692-3544                           (214) 939-4900
           (214) 987-2091 FAX                       (214) 939-4949 FAX
       Approximate date of proposed sale to public: As soon as practicable after the effective date of the Registration Statement.

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. X

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                         Calculation of Registration Fee

     Title of Each Class of        Amount to be        Proposed Maximum           Proposed Maximum          Amount of
Securities to be Registered         Registered    Offering Price per Share   Aggregate Offering Price   Registration Fee

                                        (1)                (1)                         (1)
Units                               1,150,000            $10.00                     $11,500,000              $3,450
Common Sock, par
value0.01 (2)                       1,150,000              (2)                          (2)                    (2)
Redeemable Common Stock
  Purchase Warrants (2)             1,150,000              (2)                          (2)                    (2)
Common Stock, par
value $0.01 (3)                     1,150,000            $12.00                     $13,800,000              $4,140
Underwriter's Warrants (4)            100,000            $ 0.01                       $100.00                 $100
Units Underlying the
Underwriter's Warrants                100,000            $12.00                      $1,200,000               $360
Common Stock, par
value $0.01 (5)                       100,000             (5)                            (5)                   (5)
Redeemable Common Stock
Purchase Warrants 100,000               (5)               (5)                            (5)
Common Stock, par
value $0.01 (6)                      100,000             $12.00                      $1,200,000                $360
Total                                                                               $27,700,100               $8310


(1) Estimated solely for the purpose of calculating the registration fee. (2) Included in the Units. No additional registration fee is required. (3) Issuable upon the exercise of the Redeemable Common Stock Purchase Warrants. Pursuant to Rule 416 there are also registered an indeterminate number of shares of Common Stock which may be issued pursuant to the antidilution provisions applicable to the Redeemable Common Stock Purchase Warrants, the Underwriter's Warrants and the Redeemable Common Stock Purchase Warrants issuable under the Underwriters Warrants. (4) Underwriters' Warrants to purchase up to 100,000 Units, consisting of an aggregate of 100,000 shares of Common Stock and 100,000 Redeemable Common Stock Purchase Warrants. (5) Included in the Units underlying the Underwriters' Warrants. No additional registration fees are required. (6) Issuable upon exercise of Redeemable Common Stock Purchase Warrants underlying the Underwriters' Units.

                   SUBJECT TO COMPLETION, DATED NOVEMBER 18, 1998

                              Holloman Corporation
                                 1,000,000 Units
               Consisting of 1,000,000 Shares of Common Stock and
               1,000,000 Redeemable Common Stock Purchase Warrants
     Holloman Corporation (the "Company") is hereby offering 1,000,000 Units, each unit (the "Unit") consisting of one share (the "Shares") of Common Stock, $0.01 par value (the " Common Stock"), and one Redeemable Common Stock Purchase Warrant (the "Warrants") . The Units, the Shares and the Warrants offered hereby are referred to collectively as the "Securities." The Shares and Warrants included in the Units may not be separately traded until [twelve months after the date of this Prospectus], unless earlier separated upon ten days' prior written notice fromCapital West Securities, Inc(the "Representative") to the Company. Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $12.00 per share, commencing at any time after the Common Stock and Warrants become separately tradable and until [five years from the date of this Prospectus]. Commencing on [12 months from the date of this Prospectus], the Warrants are subject to redemption by the Company at $0.05 per Warrant at any time on thirty days prior written notice, provided that the closing price quotation for the Common Stock has equalled or exceeded $20.00 for ten consecutive trading days. The Warrant exercise price is subject to adjustment under certain circumstances. See "Description of Securities."
     Prior to this offering, there has been no public market for the Securities, and there can be no asssurance that an active market will develop. It is currently anticipated that the initial public offering price of the Units will be $10.00 per Unit. See "Underwriting" for information relating to the factors considered in determining the initial public offering price. The Company has applied to list the Units , Common Stock and Warrants on the American Stock Exchange under the symbols "HOL.U " , "HOL" and "HOL.W", respectively. There can be no assurance that the application for listing on the American Stock Exchange will be approved.

PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 6 HEREOF CONCERNING THE COMPANY AND THIS OFFERING. PROSPECTIVE INVESTORS SHOULD ALSO CONSIDER THE FACT THAT THEIR INVESTMENT WILL RESULT IN IMMEDIATE SUBSTANTIAL DILUTION. SEE "DILUTION." THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.
                                                              Underwriting Price
                                                               to Discounts and              Proceeds to
                                             Public              Commissions(1)               Company(2)

Per Unit............................         $10.00                   $1.00                      $9.00

Total  (2)(3).......................       $10,000,000             $1,000,000                 $9,000,000

(1) In addition, the Company has agreed to pay the Representative, a 2.00% nonaccountable expense allowance and to sell to the Underwriter warrants exerciseable for four years commencing one year from the date of this Prospectus to purchase 100,000 Units at 140% of the public offering price (the "Underwriter's Warrants"). The Company has agreed to indemnify the

  Underwriters against certain liabilities,  including  liabilities under the
     Securities Act of 1933 , as amended (the "Securities Act"). See "Underwriting."
(2) Before deducting estimated expenses of $500,000 payable by the Company, including the Representative's 2.00% nonaccountable expense allowance. (3) The Company has granted to the Underwriters an option, exercisable within 45 days from the date of this Prospectus, to purchase up to 150,000 Units, on the same terms set forth above, solely for the purpose of covering over-allotments, if any. If the Underwriters' over-allotment option is exercised in full, the total Price to the Public will be $ , $ , and $ , respectively. See "Underwriting"
                  The Securities are being offered, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify the offering without notice and to reject any order, in whole or in part. It is expected that delivery of Common Stock and Warrant certificates will be made against payment therefor at the offices of the Underwriter in ____, _____ on or about , 1998.

                            Capital West  Securities The date of this Prospectus
                        is , 1998.



                             ADDITIONAL INFORMATION

         The Company has not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2. (including any amendments thereto, the "Registration Statement") under the Securities Act with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements made in this Prospectus regarding the contents of any contract or document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits and the schedules thereto filed with the Commission may be inspected, without charge, at the Commission's public reference facilities located at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at:
Northwestern Atrium Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661; and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such materials also may be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

         As a result of this offering, the Company will become subject to the reporting requirements of the Exchange Act, and in accordance therewith will file periodic reports, proxy statements and other information with the Commission. The Company will furnish its shareholders with annual reports containing audited consolidated financial statements certified by independent public accountants following the end of each fiscal year, proxy statements and quarterly reports containing unaudited consolidated financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

         The Company has applied for listing of the Securities on the American Stock Exchange ("Amex"). There can be no assurance that the Company's securities will be accepted for listing. Reports, proxy statements and other information concerning the Company will be available for inspection at the principal office of the Amex at 86 Trinity Place, New York, New York 10006.




     CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVERALLOTMENT, ENTERING STABILIZATION BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS, AND IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

         IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE SECURITIES ON AMEX IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY


         The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus
(i) assumes that the acquisition (the "Acquisition") of Holloman Construction Company and T. Sisters Leasing, L. L. C. has been consummated upon the closing of this offering (the "Closing"), including the issuance of 200,000 shares of the Common Stock to the Sellers, and (ii) does not give effect to the exercise of the Underwriters' over-allotment option or the Underwriters Warrants. Reference to the "Company" herein means Holloman Corporation and Holloman Construction Company and assumes that the Acquisition has been consummated.

         .

                                   The Company


         The Company was organized in May 1998 to acquire all of the outstanding stock of Holloman Construction Company and T. Sisters Leasing, L. L. C. The Company specializes in pipeline construction, plant construction, and engineering services. These services are used by municipal, and state governments, commercial and industrial building sites, and residential, commercial, and industrial subdivisions. The majority of the Company's business is transacted in the state of Texas, but the Company has authorization to work in numerous other states that have activities relating to the oil and gas industry. The majority of the Company's work is obtained through an open bid process, and the Company has a marketing department to search for potential work opportunities.


         The Company's operations are separated into three divisions. The Plant Division constructs plant facilities for the oil and gas industry. Due to the mature nature of this industry, most of the division's projects involve modifications or additions to existing facilities. The division's projects generally consist of earthwork, concrete foundations, equipment installations, and piping fabrication and installation. The division has the capability of working throughout the southeastern and southwestern states; however, most of the projects are in Texas, New Mexico, Oklahoma and Louisiana. The Plant Division employs approximately 80 employees.

         The Pipeline Division provides a variety of construction services. In addition to mainline, cross-country gas pipelines, the division installs gas and oil gathering systems, and installs injection systems for secondary oil recovery. The repair and upgrade of existing pipelines has become a substantial portion of the division's work as government regulations for maintenance of older pipelines have been initiated. The division also performs small plant and compressor installation work for certain clients, and utility work that includes the installation of water, sewer and drainage lines for local area municipalities and developers. The recent acquisition of trenchless-technology pipeline installation methods has provided a new, highly profitable type of work to the company. This division employs approximately 100 full-time field construction workers and 50 temporary workers.

         The Engineering Division provides design, drafting, project management and construction services for the oil and gas industry. The emphasis for the division is on the engineering and construction of gas plant modifications and gas compressor installations. The division has particular expertise in the area of acid gas removal and handling. The division performs some engineering-only projects, but prefers projects that include engineering, procurement, project management and construction work. There are approximately 90 employees in the division.

         The Company's strategy will be to capitalize on the demand for oilfield construction and engineering services by continuing to expand its workforce and geographic presence in the marketplace. To accomplish these objectives, the Company intends to (i) continue to enhance its indigenous new employee hiring, training and retention programs as a method for attracting, training and retaining new, highly skilled workers, and (ii) seek to acquire other companies engaged in the engineering and construction business that have good reputations for quality service and highly skilled workers.

         The Company's principal operations are in Texas. The Company's headquarters are located at 5257 West Interstate 20, Odessa, Texas 79763. The telephone number at that location is (915) 381-2000, and its fax number is (915) 381-381 6200.

                                 The Acquisition



         Pursuant to a Stock Purchase Agreement dated May 16, 1998, as amended August 13, 1998, (the "Stock Purchase Agreement"), the Company agreed to acquire all of the outstanding common stock of Holloman Construction Company, a Texas corporation ("Construction") and all of the outstanding membership interests in
T. Sisters Leasing, L. L. C. a Texas limited liability company ("Leasing"), from Sam Holloman and other entities owned, controlled by, or affiliated with, Mr. Holloman, including the Holloman Construction Company Employees Stock Ownership Plan (the "Sellers") for a total consideration of $8,000,000. At the closing of this offering (the "Closing"), the Company will pay the Sellers $6,000,000 cash from the net proceeds of this offering and issue to the Sellers 200,000 shares of the Company's Common Stock (assumes an initial public offering price of $10 per share attributable to the Common Stock in this offering. The number of shares could be more of less if the offering price were changed.). See "The Acquisition" and "Certain Relationships and Related Transactions."

                                  The Offering


Securities offered hereby...................     1,000,000  Units,  each Unit  consisting  of one  share of Common  Stock and one
                                                 Warrant,  each  Warrant  entitling  the holder to  purchase  one share of Common
                                                 Stock at a price of $12.00 per share until  ____________,  2003 (five years from the date of this Prospectus)  See "Description of Securities."



Description of the Warrants.................     The  Warrants  are  not  immediately   exercisable  and  are  not   transferable
                                                 separately  from the Shares until  ____________,  1999 (six months from the date of this Prospectus)  unless earlier separated upon 10 days' prior written notice from the  Representatives  to the  Company.  Commencing  on  ________,  1999 (12
                                                 months from the date of this  Prospectus),  the Warrants are  redeemable  by the
                                                 Company at $0.05 per Warrant  under  certain  conditions.  See  "Description  of

                                                 Securities."


Common Stock to be outstanding
  after the Offering........................     2,400,000 shares (1)


Warrants to be outstanding
  after the Offering........................     1,000,000 Warrants (1)(2)



Use of Proceeds.............................     Purchase  of  Construction  and  Leasing,  working  capital  and  other  general corporate purposes. See "Use of Proceeds."



Risk Factors................................     The Securities  offered hereby are speculative and involve a high degree of risk and should not be  purchased by  investors  who cannot  afford the loss of their entire investment. See "Risk Factors."



Proposed American Stock Exchange Symbols
   Units....................................     "HOL.U"
   Common Stock.............................     "HOL"
   Warrants.................................     "HOL.WS"


---------------------

(1) Does not include (i) up to 1,000,000 shares issuable upon exercise of the Warrants, (ii) 300,000 shares issuable upon exercise of the Underwriters' over-allotment option and the Warrants thereunder, iii) 200,000 shares issuable upon exercise of the Underwriters' Warrants and the shares underlying such Warrants, and (iv) 240,000 shares reserved for issuance under the Employee Stock Option Plan. Includes 200,000 shares to be issued to the Sellers to consummate the Acquisition. See "The Acquisition."
     (2) Does not include up to 150,000 Warrants issuable upon exercise of the over-allotment option or the 100,000 Warrants underlying the Underwriters' Warrants.

                   Selected Consolidated Financial Information

         The following selected financial data has been derived from the audited balance sheets of Construction as of November 1, 1997, and November 2, 1996, audited income statements for the two years ended November 1, 1997 and November 2, 1996, for Construction, audited financial statements of Leasing for the two years ended December 31, 1997, and unaudited financial statements of Construction and Leasing for the nine months ended July 31, 1997 and 1998 and pro-forma unaudited balance sheet of the Company as at November 1, 1997 and July 31, 1998 and pro forma unaudited income statements for the year ended November 2, 1997 and the none months ended July 31, 1998. This selected financial data should be read in conjunction with the financial statements of the Company, Construction and Leasing and the related notes thereto included elsewhere in this Prospectus. See "Financial Statements."

                                                    Fiscal Year Ended                      Nine Months Ended
                                             November 2,         November 1,          July 31,          July 31,
Historical (1)                                  1996                1997                1997              1998
                                           ------------        ------------          -----------       -------


Operating Data:


Construction revenues                    $   12,067,920          19,373,559           12,554,774      18,475,836
Costs of construction                        10,614,310          16,065,433           10,114,612      15,076,218
General and administrative                    1,310,845          2.243,423             1,127,956       2,070,476
Earnings before income tax                      318,411           1,171,578            1,432,331       1,345,182
Income tax                                      106,414             413,063              477,995         464,975
                                           ------------        ------------          -----------    ------------
Net income                             $        211,997             758,515              954,336         880,207
                                       ================       =============         ============    ============

Shares outstanding                               82,850              80,176               81,760          80,176
                                        ===============      ==============         ============   =============
                                           ============        ======================    =======    ============

Pro forma (2)
                                                    Fiscal Year Ended                      Nine Months Ended
                                             November 2,         November 1,          July 31,          July 31,
                                                1996                1997                1997              1998

Operating Data:

Construction revenues                    $   12,067,920          19,373,559           12,554,774      18,475,836
Costs of construction                        10,614,310          16,065,433           10,114,612      15,076,218
General and administrative                    1,523,716          2.456,294             1,287,609       2,230,129
Earnings before income tax                      105,540             958,707            1,272,678       1,185,529
Income tax                                       34,038             340,687              423,713         410,693
                                           ------------        ------------          -----------    ------------
Net income                              $        71,503             618,020              848,965         774,836
                                        ===============       =============         ============    ============

Shares outstanding                            1,200,000           1,200,000            1,200,000       1,200,000
                                         ==============      ==============      ===============    ============

Earnings per share                        $         .06                 .52                  .71           .65
                                           ============        ===        ========================

                                                                       July 31, 1998
                                                        ActualPro forma (2)      As Adjusted (3)

Balance Sheet Data:


Working capital                                          265,000            (3,519,062)           4,980,938
Current assets                                           265,000             6,083,492            8,583,492
Current liabilities                                            -             9,602,554            3,602,554
Total assets                                             325,000            13,009,242           15,509,242
Total liabilities                                              -            12,684,242            4,684,242
Shareholders' equity                                     325,000               325,000           10,825,000
Shares outstanding                                     1,200,000             1,200,000            2,400,000



1.) Amounts reflect combined historical data for Construction and Leasing, with elimination of intercompany leasing revenues and leasing expenses.

(2) Assumes the acquisition of Construction and Leasing by the Company.

(3) Adjusted to reflect the sale of the Units offered by this Prospectus at an offering price of $10.00 per Unit and application of the net proceeds of $8,500,000 and the consummation of the acquisition.

                                  RISK FACTORS

         An investment in the Securities offered hereby involves a high degree of risk. Prospective investors should consider the following factors in addition to other information set forth in the prospectus before purchasing the securities offered hereby. Prospective investors should note that this Prospectus contains certain "forward-looking statements," including without limitation, statements containing the words "believes," "anticipates," "expects," "intends," "plans," "should," "seeks to," and similar words. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to, the risk factors set forth in this Prospectus. The accompanying information contained in this Prospectus identifies important factors that could cause such differences.

Risk of the Acquisition


         The Company will commence operations upon the consummation of the Acquisition at the closing of this offering. There can be no assurance, however, that any benefits will be achieved or that the results of Construction prior to the Acquisition which will be improved upon. In addition, Sam Holloman, the President and Chief Executive Officer of Construction, has resigned from those positions but will continue serving as Chairman of the Board. Although Mr. Holloman's position will be filled by Mark Stevenson as President, Construction's Executive Vice President and Chief Operating Officer since 1983, there can be no assurance that the management of the Company and Construction will be successfully combined, or that new management will have the necessary experience to operate the Company.


Dependence On The Oil and Gas Industry

         The Company is dependent upon the continued growth, viability and financial stability of its customers, which are in turn substantially dependent on the continued growth, viability and financial stability of the oil and gas industry. The oil and gas industry is very sensitive to pricing levels for oil and gas, supply conditions, weather, and general economic conditions. Examples of fluctuating pricing include the 31% decline in benchmark Brent crude oil prices during the first quarter of 1997 relative to the same period in 1996. Lower crude oil prices could negatively impact the profitability of the oil and gas industry, which in turn could reduce the demand for the Company's services. An example of the impact of general economic conditions affecting the industry is the recent economic downturn in Asia that subsequently reduced demand for oil products in that region. This event caused many of the domestic participants in the industry to report lower revenues for their products, thereby reducing the demand for the Company's services. Any downturn or other disruption in the oil and gas industry caused by general economic conditions, pricing, weather or other factors would have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Dependence Upon Key Personnel


         The business of the Company is substantially dependent on the efforts of Mark Stevenson, President, and Sam Holloman, Chairman of the Board. The Company does not have an employment contract with Mr. Stevenson or Mr. Holloman and the loss of either could have a material adverse effect on the Company's operations. Mr. Holloman will devote approximately 40% of his time to the business of the Company. The Company currently maintains key-man insurance in the face amount of $500,000 on the life of Mr. Holloman, although there can be no assurance that such amount will be sufficient to compensate the Company for the loss of his services. See "Management."


Competition

         The general  pipeline  construction,  replacement,  rehabilitation  and repair business is highly competitive. The Company faces conceptual and practical competition both from a number of contractors employing traditional methods of pipeline construction, replacement and repair and from contractors offering alternative trenchless products and technologies. Management is unaware of any publicly-held comparable companies that are direct competitors. Nonetheless, there could be privately-held competitors with financial resources substantially greater than these of the Company.

Acquisitions

         The Company plans to grow through acquisitions. The success of this strategy is strongly affected by personnel in the acquired organization satisfactorily continuing employment with the Company after the acquisition. The Company plans to utilize employment agreements in connection with acquisitions. However, there can be no assurance that employees of an acquired enterprise will remain with the Company or perform satisfactorily as employees of the Company. At present, the Company is not engaged in the negotiation of any such acquisitions and there is no assurance and no representation is made that the Company will be successful in the negotiations of any acquisitions and, if so, on terms that will be beneficial to the Company.

Additional Capital Requirements

         A substantial portion of the proceeds of this offering will be utilized to pay the cash portion of the purchase price of the Acquisition. As a result, the Company may require additional capital to expand its operations. The Company contemplates that it may seek to expand its operations and acquire other compatible businesses, which may require the Company to raise additional financing, either in the form of debt or equity. There can be no assurance that any such financing will be available on favorable terms to the Company or at all. If the Company were to seek to raise additional equity, its then existing shareholders would suffer dilution to their interests. See "Use of Proceeds."

Benefits to Current Shareholders


         The current shareholders of the Company acquired their shares of Common Stock at a cost per share substantially less than that at which the Company intends to sell its Common Stock included in the Units. Consummation of the offering will result in a substantial increase in the value of the current shareholders' holdings and a resulting dilution in the price paid by the public shareholders. See ""Dilution." In addition, the Sellers will receive consideration for the sale of their stock in Construction and membership interests in Leasing which they might not otherwise receive if the offering is not consummated.


Regulation; General

         The transportation of oil and gas through pipelines is regulated by the Federal Energy Regulatory Commission ("FERC"). Through the current rate-of-return policy, the FERC regulates the allowed return on pipeline investments. Historically, the FERC has determined the allowed investment return on a case-by-case basis. If the current regulatory environment as administered by the FERC were to become more stringent in establishing return criteria, it could reduce the appeal of such pipeline investments. This situation could reduce the growth opportunities in the industry, and thereby reduce the demand for the Company's services. There can be no assurance that the FERC will not adopt or change regulations or take other actions that would adversely affect the industry and the Company's business, financial condition and results of operations.

Regulation; Environmental

         The Company is subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before installing pipelines, restrict the types, qualities and concentration of various substances that can be released into the environment in connection with installation and repair activities, limit or prohibit installation activities on certain lands lying within wilderness, wetlands and other protected areas, and impose substantial liabilities for pollution resulting from the Company's operations. Moreover, the recent trend toward stricter standards in environmental legislation and regulation is likely to continue. Although the Company generally attempts to pass on such costs to the customer in its billing, such standards could have an impact on the operating costs of the Company.

Influence on Voting by Principal Shareholders

         Upon completion of this offering, the directors and principal shareholders, will own approximately 44.1% of the outstanding Common Stock of the Company. As a result, these shareholders will be able to impact the vote on most matters submitted to shareholders, including the election of directors. See "Principal Shareholders."

Business Concentration

     The Company's customers are concentrated in the oil and gas industry. Sales to customers in the oil and gas industry accounted for 78% of the Company's revenues during the fiscal year ended November 1, 1997. The Company is also dependent on a core of customers for the majority of its revenues. Sales to five customers accounted for 63.2% of total revenues in 1997. The Company expects that sales to relatively few customers will continue to account for a high percentage of its net sales in the foreseeable future and believes that its financial results will depend, in significant part, upon the success of these few customers. The loss of a significant customer or any reduction in orders by any significant customers, including reductions due to economic and pricing conditions in the oil and gas industry, may have a material adverse effect on the Company's business, financial condition and results of operations.

Absence of Prior Public Market - American Stock Exchange Listing

         Prior to this offering, there has been no public market for the Securities. The Company has applied for listing of the Securities on the American Stock Exchange. There can be no assurance that the Company's listing application will be approved. Such listing, if approved, does not imply, however, that a meaningful, sustained market for the Common Stock or Warrants will develop. There can be no assurance that an active trading market for the Securities offered hereby will develop or, if it should develop, will continue.

Risk of Redemption of Warrants

         Commencing twelve months from the date of this Prospectus, the Company may redeem the Warrants for $.05 per Warrant, provided that the closing sale price of the Common Stock on the American Stock Exchange has been at least $20.00 for ten consecutive trading days ending within fifteen days of the notice of redemption. Notice of redemption of the Warrants could force the holders thereof: (i) to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous or difficult for the holders to do so, (ii) to sell the Warrants at the current market price when they might otherwise wish to hold the Warrants, or (iii) to accept the redemption price, which is likely to be less than the market value of the Warrants at the time of the redemption. See "Description of Securities - Warrants."

Investors May Be Unable to Exercise Warrants

         For the life of the Warrants, the Company will use its best efforts to maintain a current effective registration statement with the Commission relating to the shares of Common Stock issuable upon exercise of the Warrants. If the Company is unable to maintain a current registration statement the Warrant holders would be unable to exercise the Warrants and the Warrants may become valueless. Although the Underwriters have agreed to not knowingly sell the Warrants in any jurisdiction in which the shares of Common Stock issuable upon exercise of the Warrants are not registered, exempt from registration or otherwise qualified, a purchaser of the Warrants may relocate to a jurisdiction in which the shares of Common Stock underlying the Warrants are not so registered or qualified. In addition, a purchaser of the Warrants in the open market may reside in a jurisdiction in which the shares of Common Stock underlying the Warrants are not registered, exempt or qualified. If the Company is unable or chooses not to register or qualify or maintain the registration or qualification of the shares of Common Stock underlying the Warrants for sale in all of the states in which the Warrant holders reside, the Company would not permit such Warrants to be exercised and Warrant holders in those states may have no choice but to either sell their Warrants or let them expire. Prospective investors and other interested persons who wish to know whether or not shares of Common Stock may be issued upon the exercise of Warrants by Warrant holders in a particular state should consult with the securities department of the state in question or send a written inquiry to the Company. The Company has applied for listing of the Warrants and the Underlying Common Stock on the American Stock Exchange which provides an exemption from registration in most states. See "Description of Securities - Warrants."

Arbitrary Determination of Offering Price

         The public offering price for the Units offered hereby was determined by negotiation between the Company and the Representatives, and should not be assumed to bear any relationship to the Company's asset value, net worth or other generally accepted criteria of value. Recent history relating to the market prices of newly public companies indicates that the market price of the Securities following this offering may be highly volatile. See "Underwriting."

Immediate Substantial Dilution


         The Company's current shareholders acquired their shares of Common Stock at a cost substantially below the price at which such shares are being offered in this offering. In addition, the initial public offering price of the shares of Common Stock included in the Units being offered in this offering will be substantially higher than the current book value per share of Common Stock. Consequently, investors purchasing shares of Common Stock included in the Units being offered in this offering will incur an immediate and substantial dilution of their investment of approximately $7.26 per share or approximately 72.6%
insofar as it relates to the resulting book value of Common Stock after completion of this offering. See "Dilution."




Payment of Dividends

         The Company has never paid cash dividends on the Common Stock, and does not anticipate that it will pay cash dividends in the foreseeable future. The payment of dividends by the Company will depend on its earnings, financial condition and such other factors as the Board of Directors of the Company may consider relevant. The Company currently plans to retain any earnings to provide for the development and growth of the Company. See "Dividend Policy."

Shares Eligible for Future Sale

         Upon completion of this offering, the Company's current shareholders will own 1,200,000 shares of Common Stock, which will represent 50.0% of the then issued and outstanding shares of Common Stock (47.1% if the over-allotment option is exercised in full). In addition, the Sellers will own 200,000 shares, or 8.3% of the outstanding Common Stock (7.8% if the over-allotment option is exercised in full). The shares held by the current shareholders and by the Sellers are "restricted securities" as that term is defined in the Rules and Regulations under the Securities Act, and as such, may be publicly sold only if registered under the Securities Act or sold pursuant to an applicable exemption from registration, such as that provided by Rule 144 under the Securities Act.

         The shares held by the current shareholders, and the shares to be issued to the Sellers will not be eligible for sales under Rule 144 for at least one year from the effective date of this Prospectus. The current shareholders and the Sellers have agreed with the Representatives that they will not sell or otherwise dispose of their shares for a period of one year after the date of this Prospectus without the prior written consent of the Representative. Sales of significant amounts of Common Stock by current shareholders and the Sellers in the public market after this offering could adversely affect the market price of the Common Stock. See "Shares Eligible for Future Sale" and "Principal Shareholders."

Use of Proceeds for Unspecified Acquisitions


         The Company intends to utilize a portion of the net proceeds of this offering for the purpose of acquisitions, joint ventures and other similar business opportunities. Under Texas law, transactions of this nature do not require shareholder approval except when accomplished through a merger or consolidation. Accordingly, purchasers in this offering will necessarily rely to a large degree upon the judgment of management of the Company in the utilization of the net proceeds of this offering applied to acquisitions. The Company does not now have any agreements or commitments with respect to any specific transactions, and management has not established specific criteria to be used in making the determination as to how to invest these proceeds. See "Business-Strategy" and "Use of Proceeds."

Shares of Common Stock Reserved Under Stock Option Plan

         The Company has reserved 240,000 shares of Common Stock for issuance to key employees, officers, directors and consultants pursuant to the Company's Stock Option Plan. To date no options have been granted under the Stock Option Plan. The existence of these options and any other options or warrants may prove to be a hindrance to future equity financing by the Company. Further, the holders of such options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. See "Management - Stock Option Plan."

Effect of Outstanding Warrants and Underwriters' Warrants.

         Until the date five years following the date of this Prospectus, the holders of the Warrants and Underwriters' Warrants are given an opportunity to profit from a rise in the market price of the Common Stock, with a resulting dilution in the interests of the other shareholders. Further, the terms on which the Company might obtain additional financing during that period may be adversely affected by the existence of the Warrants and Underwriters' Warrants. The holders of the Warrants and Underwriters' Warrants may exercise the Warrants and Underwriters' Warrants at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided herein. The Company has agreed that, under certain circumstances, it will register under federal and state securities laws the Underwriters' Warrants and/or the securities issuable thereunder. Exercise of these registration rights could involve substantial expense to the Company at a time when it could not afford such expenditures and may adversely affect the terms upon which the Company may obtain financing. See "Description of Securities" and "Underwriting."

Representatives' Influence on the Market

         A significant amount of the Securities offered hereby may be sold to customers of the Representatives. Such customers subsequently may engage in transactions for the sale or purchase of such Securities through or with the Representatives. Although it has no obligation to do so, the Representatives may otherwise effect transactions in such securities. Such market making activity may be discontinued at any time. If they participate in the market, the Representatives may exert a dominating influence on the market, if one develops, for the Securities described in this Prospectus. The price and the liquidity of the Securities may be significantly affected by the degree, if any, of the Representatives' participation in such market.


         In addition, the Company has agreed to solicit exercises of the Warrants solely through the Representatives and to pay the Representatives certain compensation in connection therewith. Solicitation of the exercise of the Warrants by the Representatives will not be made during the restricted periods of Regulation M under the Securities Exchange Act of 1934, as amended. See "Description of Securities-Warrants" and "Underwriting."

                                 THE ACQUISITION


         At the Closing, the Company will use a portion of the proceeds of this offering to consummate the Acquisition of Construction and Leasing. The Company will pay the Sellers $6,000,000 cash from the net proceeds of the offering and issue to the Sellers 200,000 shares of Common Stock. In exchange therefor, the Sellers will deliver to the Company all of the outstanding common stock of Construction and all of the membership interests in Leasing. (The number of shares of Common Stock to be issued to the Sellers is determined by dividing $2,000,000 by the offering price attributable to the Common Stock in the final Prospectus used in this offering. Thus, the Sellers could receive more or fewer shares if the offering price were to change).

         The Stock Purchase Agreement provides for customary representations and warranties by Construction, Leasing and the Sellers, including without limitation, as to the organization and good standing of Construction and Leasing, the financial statements of Construction and Leasing and certain representations as to the business contracts and commitments of Construction. Although the Company agrees that it will not take any action after the Closing which would result in a change in the benefits to the employees covered by the current benefit plans of Construction, there are no commitments or provisions as to consulting or employment agreements, stock options or registration of the Company stock delivered to the Sellers at the Closing. Pursuant to the Stock Purchase Agreement, Mr. Holloman and the Sellers agree that, for a period of five years, they will not compete with the Company in any business in which Construction is engaged within any state or province and maintain an office at the time of execution thereof. Under Texas, law such non-competition covenants must be reasonable as to time and geographic area. Such covenants could be held to be unreasonable and not enforceable, or only partially enforceable, by a Texas court. The Stock Purchase Agreement provides for indemnification by the Sellers as to misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant or misrepresentation or omission of material information in the Stock Purchase Agreement or Schedules attached thereto. Such indemnification, except as to taxes, is limited to four years from the Closing and the aggregate purchase price for the Construction stock and Leasing membership interests.

         After the Closing, Construction and Leasing will operate as wholly owned subsidiaries of the Company. Mr. Holloman, who has been Chairman, President, and principal owner of Construction and Leasing since he founded them in 1967, will continue as Chairman of the Company and will devote approximately 40% of his time to the business of the Company.

                                 USE OF PROCEEDS

         The net proceeds of this offering to the Company, are expected to be approximately $8,500,000 ($9,820,000 if the over-allotment option is exercised in full), assuming an initial public offering price of $10.00 per Unit, after deducting the Underwriters' discount and $500,000 of expenses relating to the offering, including the Underwriters' non-accountable expense allowance. No value has been assigned to the Warrants included in the Units. The Company intends to use the net proceeds as follows:



                                            Amount                    %

Payment to Sellers (1)                  $ 6,000,000                 70.6%

Working capital (2)                       2,500,000                 29.4%
                                         -----------              --------
                                        $ 8,500,000                100.0%
                                        ===========                ======
---------------

(1) The cash portion of the purchase price of the Acquisition due to the Sellers at the Closing. See "The Acquisition" and "Certain Relationships and Related Transactions".

(2) The Company may also use a portion of the proceeds from this offering to take advantage of future business opportunities as a part of its expansion plans, although the Company has not identified any specific businesses it intends to acquire and has not entered into negotiations with respect to any acquisitions.

         Pending application of the net proceeds of this offering, the Company may invest such net proceeds in interest-bearing accounts, United States Government obligations, certificates of deposit or short-term interest-bearing securities.


                                 DIVIDEND POLICY

         The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. The Company's Board of Directors plans to retain earnings for the development and expansion of the Company's business. The Board of Directors also plans to regularly review the Company's dividend policy. The Company's ability to pay dividends will be dependent, in large measure, on its ability to receive dividends and management fees from its life insurance subsidiaries. The ability of these corporations to pay dividends and management fees, in turn, is limited pursuant to applicable insurance laws. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors, including future earnings, capital requirements, financial condition and such other factors as the Board of Directors may deem relevant.

                                    DILUTION



         As of July 31, 1998, the pro forma net tangible book value of the Company, Construction and Leasing, as if they were combined on such date and assuming the issuance of 200,000 shares to the Sellers, was $(3,932,409) or $(2.81) per share of Common Stock. The net tangible book value of the Company is the aggregate amount of its tangible assets less its total liabilities. The net tangible book value per share represents the total tangible assets of the Company, less total liabilities of the Company, divided by the number of shares of Common Stock outstanding. After giving effect (i) to the sale of 1,000,000 Units (1,000,000 shares of Common Stock and 1,000,000 Warrants) at an assumed offering price of $10.00 per Unit, or $10.00 per share of Common Stock (no value assigned to the Warrants), (ii) the application of the estimated net proceeds therefrom, the pro forma net tangible book value per share would increase from $(2.81) to $2.74. This represents an immediate increase in net tangible book value of $5.55 per share to current shareholders and an immediate dilution of $7.26 per share to new investors or, 72.6% as illustrated in the following table:

         Public offering price per Share                                                           $10.00
         Net tangible book value per Share before this offering                     $(2.81)
         Increase per share attributable to new investors                             5.55
                                                                                    ------
         Adjusted net tangible book value per share after this offering                             $ 2.74
         Dilution per share to new investors                                                        $ 7.26
                                                                                                    ------
         Percentage dilution                                                                            72.6 %

         The following table sets forth as of July 31, 1998, (i) the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by the current shareholders, and (ii) the number of shares of Common Stock included in the Units to be purchased from the Company and total consideration to be paid by new investors
(before deducting underwriting discounts and other estimated expenses) at an assumed offering price of $10 per share.



                                     Shares Purchased               Total Consideration        Average Price
                                    Number        Percent          Amount        Percent        Per Share


Current shareholders              1,400,000 (2) (4)58.3%       $  2,325,000        18.9%       $    1.66
New investors                     1,000,000 (2)    41.7%         10,000,000        81.1%          $10.00 (3)
                                  ---------       ------         -----------      ------

     Total                        2,400,000 (1)   100.0%        $12,325,000        (2)              100.0%
                                  =========       =====         ===========                         =====

--------

 (1) Does not include a total of 1,500,000 shares of Common Stock issuable upon the exercise of: (i) the Warrants or the Underwriters' Warrants, (ii) the over-allotment option, or (iii) employee stock options. To the extent that these options and warrants are exercised, there will be further share dilution to new investors.

(2) Upon exercise of the over-allotment option, the number of shares held by new investors would increase to 1,150,000 or 45.1% of the total number of shares to be outstanding after the offering and the total consideration paid by new investors will increase to $11,500,000. See "Principal Shareholders."

     (3) This amount assumes the attribution of the Unit purchase price solely to the Common Stock included in each Unit. See "Use of Proceeds."

 (4) Assumes the issuance of 200,000 shares to the Sellers to consummate the Acquisition. If the offering price attributable to the Common Stock were more or less than $10.00 per share the number of shares to be issued to the Sellers would change proportionately. See "The Acquisition."

                                 CAPITALIZATION


         The following table sets forth (i) the capitalization of the Company, Construction and Leasing, as if they were combined as of July 31, 1998, including the issuance of 200,000 shares of the Common Stock to the Sellers to consummate the Acquisition and (ii) on a pro forma as adjusted basis to give effect to the sale of 1,000,000 Units offered hereby and the application of the estimated net proceeds therefrom See "Use of Proceeds."

                                                                             July 31,  1998

                                                                  (Unaudited)             As Adjusted
Short-term debt:


    Current portion of notes payable ...................        $       844,338         $       844,338
                                                                ---------------         ---------------
    Total short-term debt...............................        $       844,338           $     844,338
                                                                ===============       =================

Long-term debt:
    Notes payable.......................................        $    1,081,688            $   1,081,688
    Notes payable - Sellers.............................            8,000,000                        0
                                                                -------------              -------------
Total long-term debt.....................................      $    9,081,688           $    1,081,688
                                                                 ==============          ==============


Shareholders' equity:
    Common Stock, $0.01 par value,
      20,000,000 shares authorized,
      1,200,000 shares issued and outstanding,

      2,400,000 as adjusted (1) (2) ....................               12,000                  24,000
    Additional paid in capital..........................              313,000               8,801,000
    Retained earnings...................................                    0                       0
                                                                -------------           ------------

      Total shareholders' equity........................              325,000               8,825,000
                                                                -------------           -------------
      Total capitalization .............................        $   9,406,688           $   9,906,688
                                                                =============           =============

------

(1) Does not include 240,000 shares of Common Stock reserved for issuance under the Company's Stock Option Plan. See "Management - Stock Option Plan."

(2) Does not include an aggregate of up to 1,500,000 shares issuable upon exercise of (i) the Warrants, (ii) the over-allotment option, or (iii) the Underwriters' Warrants.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following should be read in connection with the Company's Financial Statements, related notes and other financial information included elsewhere in this Prospectus.

Results of Operations


         Over the two years ended November 1, 1997, the Company increased net revenues by 61% to $19.4 million from $12.1 million, decreased costs of revenues as a percentage of revenues by 5.1% while general and administrative expenses as a percentage of revenues rose from 8.6% to 10.6%. Until this offering, the Company was a private corporation and declared large bonuses to management which were primarily income tax motivated.


         The following table presents, as a percentage of net revenues, certain financial data for the Company for the periods indicated:


                                              Fiscal Year Ended             Nine Months Ended 7/31

                                        11/01/97          11/02/96            1998             1997
                                        --------          --------          -------           -----


Contract revenues                        100.0%            100.0%            100.0%           100.0%
Costs of revenues                         82.9              88.0              81.6             80.1
Gross profit                              17.1              12.0              18.4             17.7
General and
administrative expenses                   10.6               8.6              10.4              7.8
Operating income                           6.5               3.4               8.0             12.1
Interest expense                           0.5               0.7               0.7              0.7
Income taxes                               2.1               0.9                2.5             3.8
Net income                                 3.9               1.8               4.8              7.6


Comparison of the Nine Months Ended July 31, 1997 and July 31, 1998

         Net revenues for the nine month period ending July 31, 1998 increased 47.2% or $5,921,062 from the same period in the previous year. The increase was due primarily to growth in the Engineering and Pipeline Divisions, whose revenues increased 200.5% and 35.6%, respectively. The Company experienced greater demand for its services due to the general increase in capital expenditures made by the Company's customer base.

         Gross profit for the period increased to $3,399,618, a 39.3% increase from the previous year. The gross profit margin as a percentage of revenues declined to 18.4% versus 17.9% in the prior year due to a 47.1% increase in cost of revenues. The increase in the cost of revenues as a percentage of revenues was primarily due to the increased use of non-bidded hourly work performed at pre-determined rates relative to the same period in 1997. Although such work is guaranteed to the Company and does not involve bidding against competitors, it is performed at generally less profitable rates that do not allow the Company to build in a markup on materials at a level comparable to open-bid work.

     General and Administrative Expenses for the period increased 83.8% compared to the same period last year. The Company made significant additions to personnel in its administrative base during the period. The new general and administrative support base is expected to be able to absorb increased future volume without significant additional expenses.

         Operating income decreased to $1,460,608 for the nine months ended July 31, 1998, a decrease of 3.9% from the same period in 1997. As a percentage of revenues, operating income decreased to 8.0% from 12.1% in the prior year. On an absolute basis, the decrease in operating income reflects the increase in revenues for the nine months ended July 31, 1998 relative to the same period in 1997, offset by the significant increase in the cost of revenues as explained above.

         Interest expense increased by 31.3% to $115,421 during the period from $87,884 in the prior year, reflecting an increase in notes payable. The Company also increased the use of capital leases versus the outright purchase of equipment financed with bank debt.

Comparison of the Years Ended November 2, 1996 and November 1, 1997


         Total revenues in 1997 increased 60.5% or $7,505,639 from the previous fiscal year. This increase is attributable to growth in all of the Company's operating divisions, with the largest increase in Engineering Division revenues. The Company experienced greater demand for its services consistent with the general increase in capital spending made by oil and gas companies during the year.

         Gross profit for 1997 increased 127.6% over 1996, reflecting the higher sales volume in 1997. Gross margin increased from 12.0% in 1996 to 17.1% in 1997. The increased demand for the Company's services allowed the Company to be more aggressive in its bidding, and this condition allowed the Company to be awarded bids with higher markups for its cost of services.

         General and administrative expenses increased by 75.4% from $1,227,857 in 1996 to $2,153,834 in 1997, reflecting the increase in revenues. As a percentage of revenues, these expenditures increased to 10.6% in 1997 versus 8.6% in 1996.

         Interest expense increased nominally from $82,998 in 1996 to $89,589 in 1997. The Company increased the use of capital leases versus the outright purchase of equipment financed with bank debt which was offset by reduced use of the working capital facility.


         Prior to this offering, the Company was privately held. The Company reduced income by declaring and paying bonuses to its employees. Net earnings for 1997 were reduced by bonuses of $565,710 ($857,135 before tax benefit of $291,425), and are included in Costs of Services and General and Administrative Expenses.



         Accounts receivable, accounts payable and accrued liabilities were all significantly higher on November 1, 1997 compared to November 2, 1996. This reflects the 60.5% increase in revenue in the year ended November 1, 1997 and the fact that one major contract completed shortly after year end.


Liquidity and Capital Resources


         The Company has financed its working capital requirements through the use of bank debt, capital leases and operating leases. Since 1994, the Company has increased the use of operating leases versus bank debt as a mean of financing its equipment. Going forward, management anticipates that it will use similar operating leases to acquire the use of equipment.

         As of July 31, 1998, the Company had a $2,000,000 working capital credit facility with Bank One, Texas, NA. The facility is secured by accounts receivable. As of July 31, 1998, the credit facility had an outstanding balance of $400,000 and available credit of $1,600,000. The Company is currently in compliance with all of the loan covenants governing the credit facility.

         As of July 31, 1998, the Company had working capital of $2,117,712 and a working capital ratio of 1.5 times. Cash from operations for the fiscal year ended November 1, 1997 was $1,485,724, compared to $64,682 during the same period in 1996. The change is due to the increase in net income and changes in current assets and liabilities.


         The Company's cash requirements for fiscal 1998 and in the future will depend upon the level of sales, acquisitions, sales and marketing expenditures and capital expenditures. The Company believes that the net proceeds from this offering, the use of operating leases, and anticipated revenue from operations should be adequate for the Company's working capital requirements over the course of the next twelve months. In the event that the Company's plans or assumptions change or if its requirements to meet unanticipated changes in business conditions or the proceeds of this offering prove to be insufficient to fund operations, the Company could be required to seek additional financing prior to such time.


Year 2000 Compliance

         The Company is aware of the issues associated with the year 2000 as it relates to information systems. The Company completed the installation of a new information system that is certified by the supplier to be Year 2000 compliant. The Company incurred approximately $75,000 in costs for the new computers and software. Based on the nature of the Company's business, the Company anticipates that it is not likely to experience material business interruption due to the impact of Year 2000 compliance on its customers and vendors. As a result, the Company does not anticipate that incremental expenditures to address Year 2000 compliance will be material to the Company's liquidity, financial position or results of operations over the next few years.


Accounting Standards

         The Financial Accounting Standards Board ("FASB") periodically issues statements of financial accounting standards. In April 1997, FASB issued Statement of Financial Accounting Standards (SFAS) No. 128. The new standard replaces primary and fully diluted earnings per share with basic and diluted earnings per share. SFAS No. 128 is required to be adopted by the Company in the year ending November 1, 1998. Had the Company been required to adopt SFAS No. 128 for the periods presented, the adoption would not have impacted reported earnings per share.

         In June 1997, the FASB issued SFAS No. 130 and 131. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components. SFAS No. 131 establishes standards for reporting about operating segments, products and services, geographic areas, and major customers. The standards become effective for fiscal years beginning after December 15, 1997. Management plans to adopt these standards in the year ending November 1, 1999. Management believes that provisions of SFAS No. 130 and 131 will not have a material effect on its financial condition or reported results of operation.


         In February 1998, the Financial Accounting Standards Board issued SFAS 132, Employers' Disclosures about Pensions and Other Postretirement Benefits - An Amendment of FASB Statements No. 87,88, and 106. This Statement revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. Rather, it standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer useful. This Statement becomes effective February 1998, for the Company, and the Company believes it will not have a material effect on its financial condition or results of operations.


         In August 1998, the Financial Accounting Standards Board issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities. This statement, which applies to all entities, requires derivative instruments to be measured at fair value and recognized as either assets or liabilities on the balance sheet. The statement is effective for fiscal years beginning after June 15, 1999 with earlier application encouraged but permitted only as of the beginning of any fiscal quarter beginning after June 1998. Retroactive application is prohibited. The Company does not believe this statement will be applicable to its financial condition or its results of operations.

                                    BUSINESS



General


         The Company was organized in May 1998 to acquire all of the outstanding stock of Construction and Leasing.


         The Company specializes in pipeline construction, plant construction, and engineering services. These services are used by municipal and state governments, commercial and industrial building sites, and residential, commercial, and industrial subdivisions. The majority of the Company's business is transacted in the state of Texas although the Company performs work in adjoining states and is authorized to do business in other states that have activities relating to the oil and gas industry, particularly in the southeastern and southwestern parts of the country. The Company's operations are separated into three divisions.



The Industry

         The Company's success is directly related to the demand for fuel and the repair and maintenance of existing pipelines. Originally the Company focused on plant and pipeline activities for the oil and gas industry. While customers in the oil and gas industry continue to contribute a majority of the Company's revenues, the Company has recently expanded into utilities, including the construction of water, sanitary sewer, and storm and drainage systems.

         Industry sources estimate that worldwide pipeline construction will be 23,232 miles for 1998, a 9.0% increase from the 20,465 miles built in 1997. This above-average increase in pipeline construction is primarily due to domestic and Canadian operating companies and producers planning to re-configure the North American network to move natural gas to East Coast markets.

         Outside the United States, total pipeline construction surpassed original 1997 estimates, reaching 13,867 miles. Industry sources project that international construction in 1998 will increase 8.8% to 15,091 miles of pipeline. For example, competition in Europe for traditional gas markets is spurring additional construction by established and new gas companies in an effort to secure growth in established and new markets.


Strategy

         The Company's strategy will be to capitalize on the demand for oilfield construction and engineering services by continuing to expand its workforce and geographic presence in the marketplace. To accomplish these objectives, the Company intends to (i) continue to enhance its new employee hiring, training and retention policies as a method of attracting, training and retaining new, highly skilled workers, and (ii) to seek to acquire other companies engaged in the engineering and construction of pipeline and plants that have good reputations for quality service and highly skilled workers.


The Plant Division

         The Plant Division constructs plant facilities for the oil and gas industry. Typical projects for this division include: mainline gas compressor stations, which include multiple 1000 plus horsepower compressor units, associated equipment and piping systems that are used in the transportation of natural gas through the country's gas pipeline system; petroleum product pump stations, consisting of the installation of electrically driven pumps and related equipment and piping systems that pump petroleum liquids such as gasoline, jet fuel and propane through pipeline systems from refineries to sales outlets; and oil production facilities, where crude oil is gathered and processed before shipment through pipelines. Due to the mature nature of this industry, most of the division's projects involve modifications or additions to existing facilities. The division's projects generally consist of earthwork, concrete foundations, equipment installations, piping system fabrication and installation and electrical instrumentation systems. Most of the projects are in Texas, New Mexico, Oklahoma and Louisiana.

The Pipeline Division

         The Pipeline Division provides a variety of construction services. The division's primary emphasis has been on the construction of cross-country mainline pipelines for the natural gas industry but as this industry has matured and the demand for new pipelines has diminished, the division has diversified into other related areas of pipeline construction. The installation of gas gathering lines that connect new gas wells to a mainline are a significant portion of this division's work. Increases in the drilling of gas wells in the West Texas area have provided an increase in the division's business. The division also installs high pressure pipelines used to inject water and carbon dioxide into existing wells to enhance the production of mature oil fields such as those found in West Texas. The division also constructs the associated gathering systems, using pipe capable of withstanding the corrosive nature of the produced water, carbon dioxide and oil mixture. The repair and upgrade of existing pipelines has become a substantial portion of the division's work as government regulations for maintenance of older pipelines have been initiated. The division also performs small plant and compressor installation work for certain clients, and utility work that includes the installation of water, sewer and drainage lines for local area municipalities and developers.

         The division also provides utility construction services for government entities and private developers. This work includes the installation of water pipelines, sewer pipelines, storm sewer lines, highway drainage projects and gas distribution systems. The Company recently acquired the equipment and technology for trenchless pipeline installation which offers new and additional opportunities for expansion of this division's capabilities.

         The Company plans to increase the capabilities of this division by opening a new office in Austin, Texas to expand its work in commercial and industrial concrete projects such as highways and bridges, drainage facilities and related work and has assigned an experienced supervisor to head this office. The Company's first successful bid in this area was a $250,000 dam repair project.

The Engineering Division

         The Engineering Division provides design, drafting, project management and construction services for the oil and gas industry. The emphasis for the division is on the engineering and construction of gas plant modifications and gas compressor installations. The division has particular expertise in the area of acid gas removal and handling, which involves the removal of hydrogen sulfide, a poisonous and highly corrosive gas that occurs in natural gas, from the gas stream of certain production facilities. The division performs some "engineering-only" projects, but emphasizes projects that include engineering, procurement, project management and construction work. The Company intends to expand this division through the hire of a process engineer to enable the Company to provide design services for more complicated process systems in gas and chemical plants and refineries.

Recent Developments

         Demand for the Company's services continues to be strong. The Company has a current backlog of approximately $2,500,000.

         The Company believes the growth in demand for pipeline construction, plant construction, and engineering services will continue as the industry continues to expand due to regulatory changes, new technology, global demand dynamics, and new trends in the oil and gas industry. Recently, government regulations regarding the maintenance of older pipelines have been enhanced. Stricter regulatory guidelines provide further opportunities for the Company in the repair and upgrade of existing pipelines. Because of environmental concerns, the demand for natural gas as a clean-burning fuel has increased the need for natural gas pipeline construction.

         Recent technological developments in the area of trenchless-technology pipe installation methods have opened new markets for pipeline engineering services. For example, a new process involving the injection of liquid resin into existing pipelines has recently been developed as a procedure to repair existing pipelines. The technology relies extensively on pipeline engineering services similar to the Company's activities. This procedure is typically performed on smaller pipelines not typical to the Company's existing work base, and it has therefore opened a new niche for the Company's services.

         Requirements of the Department of Transportation and technological innovations in the area of testing are expected to lead to increased spending on pipeline maintenance and repair. An increasing number of pipelines are using "smart pig" technology to inspect for pipeline damage, including loss of wall thickness and signs of general wear. This technology involves inserting an electronic device (the "pig") into the pipeline that travels the length of the pipe to detect anomalies. Although these inspection vehicles have been in use since 1965, it has only been recently that improvements in sensors and computing power have allowed pigs to detect other types of defects such as cracks, coating disbondment, dents and gouges. This process has been able to detect pipeline defects with greater accuracy than traditional methods of detection such as hydrotesting. Increased use of "smart pig" technology could increase the level of pipeline repair and maintenance expenditures, and thereby increase demand for pipeline construction and engineering services.

         Companies in the oil and gas industry have tended to limit their management and engineering staffs to compensate for the cyclically of the industry. For example, when oil prices are below their historical levels, oil and gas companies tend to decrease their capital expenditures. Companies have tended to utilized outside engineering and construction firms rather than employ full time staffs of their own. This trend has increased the demand for third-party engineering and construction services.

Marketing

         A substantial portion of the Company's business is from repeat customers and referrals. Approximately half of the Company's work is obtained through the open bid process, although more recently a substantial number of projects have been negotiated contracts. The Company utilizes a full time marketing employee to search for potential work opportunities and also utilizes its officers and project managers to call on repeat customers who are often large oil and gas companies with changing personnel.

Worker Safety

         Worker safety is an important part of the construction business. The Company's oil and gas clients require that their contractors maintain a good safety record. The Company believes that its safety training program and safety record are well recognized in the industry. In two of the last five years (1994 and 1995) the company had no lost time because of accidents and in 1993 and 1994 completed over 1,300,000 man hours of work with no injuries.

Competition

         The general  pipeline  construction,  replacement,  rehabilitation  and repair business is highly competitive. The Company faces conceptual and practical competition both from a number of contractors employing traditional methods of pipeline construction, replacement and repair and from contractors offering alternative trenchless products and technologies. Management is unaware of any publicly-held comparable companies that are direct competitors. Nonetheless, there could be privately-held competitors with financial resources substantially greater than these of the Company.

Regulation; General

         The transportation of oil and gas through pipelines is regulated by the Federal Energy Regulatory Commission ("FERC"). Through the current rate-of-return policy, the FERC regulates the allowed return on pipeline investments. Historically, the FERC has determined the allowed investment return on a case-by-case basis. If the current regulatory environment as administered by the FERC were to become more stringent in establishing return criteria, it could reduce the appeal of such pipeline investments. This situation could reduce the growth opportunities in the industry, and thereby reduce the demand for the Company's services. There can be no assurance that the FERC will not adopt or change regulations or take other actions that would adversely affect the industry and the Company's business, financial condition and results of operations.

Regulation; Environmental


         The Company's projects may be subject to laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Some of these laws may require the acquisition of a permit before the work begins. In most cases, the Company relies on its customer to obtain such permits and assure that the project complies with environmental regulations. The Company, however, handles compliance with Rule 40 of the Environmental Protection Act, which governs storm water pollution, Rule 40 requires that the Company submit a storm water pollution prevention plan to the Environmental Protection Agency (the "EPA") prior to beginning any project where the ground surface area to be disturbed is in excess of five acres, implement the plan before construction begins, and maintain the planned provisions during construction. In the past, the Company has not incurred any significant costs in complying with EPA regulations. When it does incur costs in such compliance, the Company attempts to pass on such costs to its customers in its billings.


Customers

         The Company's customers are concentrated in the oil and gas industry. Sales to customers in the oil and gas industry accounted for 78% of the Company's revenues during the fiscal year ended November 1, 1997. The Company is also dependent on a core of customers for the majority of its revenues. Sales to two customers accounted for 35.7% of total revenues in 1997. As of November 1, 1997, three customers accounted for 64% of the Company's accounts receivable. The Company expects that sales to relatively few customers will continue to account for a high percentage of its net sales in the foreseeable future and believes that its financial results will depend, in significant part, upon the success of these few customers. The loss of a significant customer or any reduction in orders by any significant customers, including reductions due to economic and pricing conditions in the oil and gas industry, may have a material adverse effect on the Company's business, financial condition and results of operations.


Suppliers

         The Company's principal suppliers are equipment dealers, pipe manufacturers and distributors and construction tool suppliers. The Company is not dependent upon a single supplier for any of its tools or pipe and buys most of its construction tools and pipe locally at the job site. The Company purchases or leases its heavy equipment from dealers in Odessa, Texas, the site of its home office. Equipment, pipe and construction tools used in the Company's business are readily available and the Company has not experienced any shortage or delay in acquiring equipment, pipe or tools.


Employees


         At September 30, 1998, the Company had approximately 228 employees including 4 executive and 15 administrative personnel. The Plant Division and the Engineering Division each employ approximately 50 employees, the Pipeline Division employs approximately 109 full-time field construction workers and 50 temporary workers. The number of employees in the Plant, Engineering and Pipeline Divisions may vary depending on the work load but generally run between 200 to 250. None of the Company's employees are covered by a collective bargaining agreement and the Company considers its relations with its employees to be good.


Property

         The Company leases a 38,000 square foot office and shop facility on approximately six acres of land in Odessa, Texas from an unaffiliated third party at an annual rental of $18,000, plus utilities and taxes. The original lease term was for a term of five years ending April 1, 1997, but has been extended for an additional five years under the terms of the lease. The Company deems this facility adequate for its needs for at least several years.

                                   MANAGEMENT

Executive Officers and Directors

         The following table sets forth certain information regarding the Company's directors and executive officers:

            Name                            Age                   Position

         Sam E. Holloman                     68                  Chairman of the Board

         Mark E. Stevenson                  43                   President, Chief Operating Officer and Director

         Peter Lucas                         44                  Senior Vice President, Chief Financial Officer,
                                                                 Secretary, Treasurer and Director


         John E. Holdridge                   59                  Director

         James E. Hogue                      61                  Director



         Sam E. Holloman founded Construction and Leasing in 1967 and, as President and Chairman of the Board of Construction and Manager of Leasing, managed the growth and development of the businesses. He was elected a Director and Chairman of the Company in May 1998. Mr. Holloman has 47 years of experience in the oil field construction industry. Prior to the founding of Construction and Leasing, he was a partner in another utility and oil field construction company from 1960 to 1967. Prior to 1967, he had ten years experience with other construction companies in the Permian Basin. He studied business at Sul Ross University and University of Texas of the Permian Basin.

         Mark E. Stevenson was elected Executive Vice President and Chief Operating Officer of the Company in May 1998 and President in August 1998. From 1983 to present he has been Vice President and General Manager of the Pipeline Division. Mr. Stevenson received a BS in Engineering Technology, focusing on Construction Management, from Texas Tech University in 1976.


         Peter Lucas was elected Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company in May 1998. Since April 1997 he has served as Senior Vice President and Chief Financial Officer of Westower Corporation. From August 1995 to April 1997, Mr. Lucas served as Chief Financial Officer of Cotton Valley Resources Corporation, a Dallas based public oil and gas company. From May 1992 to July 1995, he served as Chief Financial Officer of Canmax Inc., a Dallas based public company that develops software for gas stations and convenience stores. Mr. Lucas is a member of the Canadian Institute of Chartered Accountants. He received his professional training at Coopers & Lybrand, which he left in 1984 to form his own tax practice. Six years later, Mr. Lucas's practice merged with Coopers & Lybrand, with whom he was a partner until 1992. Mr. Lucas passed the AICPA reciprocity examination in 1993, and is experienced in domestic taxation, accounting and securities matters. He received a bachelor of commerce degree from the University of Alberta in 1978.


         John E. Holdridge was elected a Director and President and Chief Executive Officer of the Company in May 1998 He resigned as President and Chief Executive Officer in August 1998 but continues as a Director. He also serves as Chairman of Odessa Babbitt Bearing Company ("OBBCO"), and previously served as President of that company from 1963 to 1992. OBBEC is a bearing manufacturing company headquartered in Odessa, Texas. During his tenure at OBBCO, Mr. Holdridge was responsible for the purchase and sale of several companies including D&F Machine (1973-1981), Zimco Electric Corporation (1975-1988), and Westfork Development Company (1975-1980). He has broad experience in various phases of the oil and gas industry.


      James E. Hogue was appointed a Director of the Company in October 1998. He has been President, Chief Operating Officer and a Director of Cotton Valley Resources Corporation, a publicly-owned oil and gas exploration and development corporation since July 1996. He served as Chairman of CV Energy from February 1995 to January 1996 and Chairman of CV Trading from May 1995 to January 1996. He was President of CV Energy and CV Operating in January 1996. Mr. Hogue also has been director, President and major shareholder of Third Coast Capital, Inc., a venture capital company, since 1988. Since 1991, Mr. Hogue has served as President of Martex Oil and Gas, Inc.


     Directors of the Company are elected at each annual meeting of shareholders. The officers of the Company are elected annually by the Board of Directors. Officers and directors hold office until their respective successors are elected and qualified or until they're earlier resignation or removal. Outside Directors

     The Company has agreed to appoint one additional director who is not an officer, employees or 5% shareholders or related to an officer, employee or 5% shareholder upon conclusion of the offering. One of those directors will be appointed by the Representatives of the Underwriters. The other director has not been selected.

Compensation of Directors
         Directors  who are  employees  of the  Company  will  not  receive  any remuneration in their capacity as directors. Outside directors will receive $12,000 annually, and $500 per meeting attended and related travel expenses.
                                       22

Indemnification and Limitation on Liability
         If available at reasonable cost, the Company intends to maintain insurance against any liability incurred by its officers and directors in defense of any actions to which they are made parties by any reason of their positions as officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to its Articles of Incorporation and By-laws, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Executive Compensation
         The following table sets forth the compensation awarded to, earned by, or paid to Sam Holloman and all executive officers (the "Named Executive Officers") who earned over $100,000 for services rendered to Construction for the fiscal years ended November 2, 1997, November 1, 1996, and October 28, 1995.

                                                   Summary Compensation Table

     Name and                                            Annual Compensation            All Other
Principal Position             Fiscal Year           Salary              Bonus        Compensation

Sam Holloman                 November 2, 1997         $166,080           $500,000              -
Chief Executive Officer      November 1, 1996           90,000                  0              -
                             October 28, 1995           79,800             27,534-             -

Mark Stevenson               November 2, 1997         $ 70,000            $83,000              -
Vice President

     Prior to this offering, the Company was a privately held corporation and distributed much of its income to shareholders by way of bonuses for income tax planning purposes. In the future, the Company intends to compensate its officers in accordance with the recommendations of a compensation committee consisting entirely of outside directors. Employment Agreements
         The Company has no employment agreements.

Stock Option Plan
         The 1998 Stock Option Plan, (the "Stock Option Plan") provides for the grant to employees, officers, directors, and consultants to the Company or any parent, subsidiary or affiliate of the Company of up to 240,000 shares of the Company's Common Stock, subject to adjustment in the event of any subdivision, combination, or reclassification of shares. The Stock Option Plan will terminate in 2008. The Stock Option Plan provides for the grant of incentive stock options ("ISO's") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified options at the discretion of the Board of Directors or a committee of the Board of Directors (the "Committee"). The exercise price of any option will not be less than the fair market value of the shares at the time the option is granted. The options granted are exercisable within the times or upon the events determined by the Board or Committee set forth in the grant, but no option is exercisable beyond ten years from the date of the grant. The Board of Directors or Committee administering the Stock Option Plan will determine whether each option is to be an ISO or non-qualified stock option, the number of shares, the exercise price, the period during which the option may be exercised, and any other terms and conditions of the option. The holder of an option may pay the option price in (1) cash, (2) check, (3) other shares of the Company, (4) authorization for the Company to retain from the total number of shares to be issued that number of shares having a fair market value on the date of exercise equal to the exercise price for the total number of shares, (5) irrevocable instructions to a broker to deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (6) delivery of an irrevocable subscription agreement for the shares which irrevocably obligates the option holder to take and pay for shares not more than 12 months after the date of the delivery of the subscription agreement, (7) any combination of the foregoing methods of payment, or (8) other consideration or method of payment for the issuance of shares as may be permitted under applicable law. The options are nontransferable except by will or by the laws of descent and distribution. Upon dissolution, liquidation, merger, sale of stock or sale of substantially all assets, outstanding options, notwithstanding the terms of the grant, will become exercisable in full at least 10 days prior to the transaction. The Stock Option Plan is subject to amendment or termination at any time and from time to time, subject to certain limitations. The plan is administered by the Compensation Committee of the Board of Directors, which is composed entirely of directors who are "disinterested persons" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

                             PRINCIPAL SHAREHOLDERS



         The following table sets forth certain information regarding the beneficial ownership as of July 31, 1998 of the Common Stock by (a) each person known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director of the Company, (c) each Named Executive Officer, and (d) all directors and executive officers of the Company as a group. Unless otherwise noted, each beneficial owner named below has sole investment and voting power with respect to the Common Stock shown below as beneficially owned by him. The table assumes the issuance of 200,000 shares to the Sellers to consummate the Acquisition.


                                                       Shares Owned                       Shares Owned
                                                     Prior to Offering                   After Offering
     Name and Address of                         Number of        Percent            Number of         Percent
     Beneficial Owner                          Shares Owned        Owned           Shares Owned         Owned

Sam E. Holloman (1)                                200,000          -                  200,000          8.3%

John E. Holdridge (1)                               57,600          4.1                 57,600          2.4

Peter Lucas Family Trust (2)                       100,000          7.1                100,000          4.2

Mark E. Stevenson (1)                                    -          -                        -          - -

Peter Jeffrey Family Trust (3)                     100,000          7.1                100,000          4.2

Calvin J. Payne Family Trust (4)                   100,000          7.1                100,000          4.2

S. Roy Jeffrey Family Trust (5)                    100,000          7.1                100,000          4.2

James E. Hogue  (6)                                131,479          9.4                131,479          5.5

Revere Financial Group, Inc. (7)                   160,000         11.4                160,000          6.7

Robert A. Shuey, III (8)                            80,000          5.7                 80,000          3.3

John J. Gorman (8)                                  80,000          5.7                 80,000          3.3

Maurice J. Bates (9)                                80,000          5.7                 80,000          3.3

All Executive Officers and Directors
     as a group (4 persons) (10)                       357,600          25.5%              357,600          14.9%
-----------

(1) The addresses of Messrs. Holloman, Holdridge and Stevenson is 5257 West Interstate 20, Odessa, Texas 79769.

(2) The address of Mr. Lucas is 670 South Pekin Road, Woodland Washington 98674. Includes 100,000 shares held by the Lucas Family Trust, beneficial ownership of which is disclaimed by Mr. Lucas.

(3) The address of Peter Jeffrey is P. O. Box 390 Thorsby, Alberta, Canada TOC OVO.

(4) The address of Mr. Payne is 5264 Drayton Harbour Road, Blaine, Washington 98230.

(5) The address of S. Roy. Jeffrey is 18375-67 Avenue, Surrey, British Columbia, Canada V3S 8E7.

     (6) The address of Mr. Hogue is 6405 Forest Lane, Dallas, Texas 75230. Mr. Hogue disclaims beneficial interest in 82,183 of such shares held by his adult children, directly and through corporations owned by them.

(7) The address of Revere Financial Group, Inc. is 8214 Westchester, Dallas, Texas,75225.

(8) The address of Messrs. Shuey and Gorman is Two Cielo Center, 1250 Capitol of Texas Hwy. South, Suite 500 Austin, Texas 78746.

(9)   The address of Mr. Bates is 8214 Westchester, Dallas, Texas 75225.

(10)   Includes 131,479 shares attributed to James E.Hogue.  See note (6) above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



         At the Closing, the Company will use a portion of the proceeds of this offering to consummate the Acquisition of Construction and Leasing. The Company will pay Mr. Holloman and the other Sellers $6,000,000 cash from the net proceeds of the offering and issue to Mr. Holloman and the Sellers 200,000 shares of Common Stock. In exchange therefore, the Sellers will deliver to the Company all of the outstanding common stock of Construction and all of the membership interests in Leasing. See "The Acquisition."


         The Company leases substantially all of the equipment used in its business from Leasing. For the 12 months ended November 2, 1996 and November 1, 1997 and the nine months ended July 31, 1998, the Company paid Leasing $200,414, $390,204 and $402,401, respectively for the lease of the equipment. The Company believes that the rentals have been on terms at least as favorable as it could obtain from an independent leasing company. In the Acquisition, the Company will acquire all of the outstanding membership interests in Leasing and operate Leasing as a wholly-owned subsidiary. See "The Acquisition."

     At November 1, 1997, Construction had a note receivable for $62,800 from Western Sunset Estates, Inc., a corporation owned by Mr. Holloman, for construction work in 1997. The note is guaranteed by Mr. Holloman.

         All future transactions between the Company and its officers and directors, principal shareholders and affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent, disinterested outside directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                            DESCRIPTION OF SECURITIES

Units

     Each Unit consists of one share of Common Stock and one Warrant. The Shares and the Warrants included in the Units may not be separately traded until six months after the date of this prospectus unless earlier separated upon ten day's written notice from the Representatives to the Company.
Common Stock

         The Company is authorized to issue 20,000,000 shares of Common Stock, $0.01 par value. As of September 30, 1998 there were 1,200,000 shares of Common Stock issued. There were 16 holders of record of the Common Stock. The holders of the Common Stock are entitled to share ratably in any dividends paid on the Common Stock when, as and if declared by the Board of Directors out of legally available funds. Each holder of Common Stock is entitled to one vote for each share held of record. The Common Stock is not entitled to cumulative voting or preemptive rights and is not subject to redemption. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the net assets legally available for distribution. All outstanding shares of Common Stock are fully paid and non-assessable.


Warrants
         The Warrants will be issued in registered form under, governed by, and subject to the terms of a warrant agreement (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company as warrant agent (the "Warrant Agent"). The following statements are brief summaries of certain provisions of the Warrant Agreement. Copies of the Warrant Agreement may be obtained from the Company or the Warrant Agent and have been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.
         Each Warrant entitles the holder thereof to purchase at any time one share of Common Stock at an exercise price of $12.00 per share at any time after the Common Stock and Warrants become separately tradable until _______, 2003. The right to exercise the Warrants will terminate at the close of business on ______, 2003. The Warrants contain provisions that protect the Warrant holders against dilution by adjustment of the exercise price in certain events, including but not limited to stock dividends, stock splits, reclassification or mergers. A Warrant holder will not possess any rights as a shareholder of the Company. Shares of Common Stock, when issued upon the exercise of the Warrants in accordance with the terms thereof, will be fully paid and non-assessable.
         Commencing twelve months after the date of this Prospectus, the Company may redeem some or all of the Warrants at a call price of $0.05 per Warrant, upon thirty (30) day's prior written notice if the closing sale price of the Common Stock on the American Stock Exchange has equaled or exceeded $20 for ten
(10) consecutive days.

         The Warrants may be exercised only if a current prospectus relating to the underlying Common Stock is then in effect and only if the shares are qualified for sale or exempt from registration under the securities laws of the state or states in which the purchaser resides. So long as the Warrants are outstanding, the Company has undertaken to file all post-effective amendments to the Registration Statement required to be filed under the Securities Act, and to take appropriate action under federal law and the securities laws of those states where the Warrants were initially offered to permit the issuance and resale of the Common Stock issuable upon exercise of the Warrants. However, there can be no assurance that the Company will be in a position to effect such action, and the failure to do so may cause the exercise of the Warrants and the resale or other disposition of the Common Stock issued upon such exercise to become unlawful. The Company may amend the terms of the Warrants, but only by extending the termination date or lowering the exercise price thereof. The Company has no present intention of amending such terms. However, there can be no assurances that the Company will not alter its position in the future with respect to this matter. Preferred Stock
         The Board of Directors, without further action by the shareholders, is authorized to issue up to 3,000,000 shares of preferred stock, $.01 par value, in one or more series and to fix and determine as to any series, any and all of the relative rights and preferences of shares in each series, including without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation. The issuance of preferred stock with voting and conversion rights could have an adverse affect on the voting power of the holders of the Common Stock. The issuance of preferred stock could also decrease the amount of earnings and assets available for distribution to holders of the Common Stock. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no plans or commitments to issue any shares of preferred stock. Transfer Agent and Registrar

         If the Securities are accepted for trading on the American Stock exchange, the Transfer Agent and Registrar for the Units, the Common Stock and the Warrants will be American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                         SHARES ELIGIBLE FOR FUTURE SALE
         Upon completion of this offering, the Company will have 2,400,000 shares of Common Stock issued and outstanding. Of these shares, the 1,000,000 shares sold in this offering (1,150,000 if the over-allotment option is exercised in full) will be freely tradable in the public market without restriction under the Securities Act, except shares purchased by an "affiliate" (as defined in the Securities Act) of the Company. The remaining 1,400,000 shares, including the 200,000 shares issued to the Sellers at the Closing in connection with the Acquisition, (the "Restricted Shares"), will be "restricted shares" within the meaning of the Securities Act and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as those provided by Rule 144 under the Securities Act.
         In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) is entitled to sell Restricted Shares if at least one year has passed since the later of the date such shares were acquired from the Company or any affiliate of the Company. Rule 144 provides, however that within any three-month period such person may only sell up to the greater of 1% of the then outstanding shares of the Company's Common Stock (approximately 24,000 shares following the completion of this offering) or the average weekly trading volume in the Company's Common Stock during the four calendar weeks immediately preceding the date on which the notice of the sale is filed with the Commission. Sales pursuant to Rule 144 also are subject to certain other requirements relating to manner of sale, notice of sale and availability of current public information. Any person who has not been an affiliate of the Company for a period of 90 days preceding a sale of Restricted Shares is entitled to sell such shares under Rule 144 without regard to such limitations if at least two years have passed since the later of the date such shares were acquired from the Company or any affiliate of the Company. Shares held by persons who are deemed to be affiliated with the Company are subject to such volume limitations regardless of how long they have been owned or how they were acquired.

         After this offering, executive officers, directors and senior management will own 357,600 shares of the Common Stock. The Company's officers, directors and shareholders and the Sellers will enter into an agreement with the Representatives providing that they will not sell or otherwise dispose of any shares of Common Stock held by them for a period of one year after the date of this Prospectus without the prior written consent of the Representatives.

         The Company can make no prediction as to the effect, if any, that offer or sale of these shares would have on the market price of the Common Stock. Nevertheless, sales of significant amounts of Restricted Shares in the public markets could adversely affect the fair market price of Common Stock, as well as impair the ability of the Company to raise capital through the issuance of additional equity securities.

                                  UNDERWRITING

         Pursuant to the terms and subject to the conditions contained in the Underwriting Agreement, the Company has agreed to sell to the Underwriters named below, and each of the Underwriters, for whom Capital West Securities, Inc. (the "Representatives") are acting as Representatives, have severally agreed to purchase the number of Units set forth opposite its name in the following table.

              Underwriters                                       Number of Units

         Capital West Securities, Inc.


              Total...........................................       1,000,000
                                                                     =========



         The Representatives have advised the Company that the Underwriters propose to offer the Units to the public at the initial public offering price per share set forth on the cover page of this Prospectus and to certain dealers at such price less a concession of not more than $___ per Unit, of which $____ may be reallowed to other dealers. The public offering price, concession and reallowance to dealers will not be reduced by the Representatives until after the offering is completed No such reduction shall change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.


         The Company has granted to the Underwriters an option, exercisable during the 45-day period after the date of this Prospectus, to purchase up to 150,000 additional Units to cover over-allotments, if any, at the same price per share as the Company will receive for the 1,000,000 Units that the Underwriters have agreed to purchase. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage of such additional Units that the number of Units to be purchased by it shown in the above table represents as a percentage of the 1,000,000 Units offered hereby. If purchased, such additional Units will be sold by the Underwriters on the same terms as those on which the 1,000,000 Units are being sold.

         The Underwriting Agreement contains covenants of indemnity among the Underwriters and the Company against certain civil liabilities, including liabilities under the Securities Act.

         The holders of approximately 1,400,000 shares of the Common Stock after the offering have agreed with the Representatives that, until one year after the date of this Prospectus, subject to certain limited exceptions, they will not sell, contract to sell, or otherwise dispose of any shares of Common Stock, any options to purchase shares of Common Stock, or any securities convertible into, exercisable for or exchangeable for shares of Common Stock, owned directly by such holders or with respect to which they have the power of disposition, without the prior written consent of the Representatives. Substantially all of such shares will be eligible for immediate public sale following expiration of the lock-up periods, subject to the provisions of Rule 144. In addition, the Company has agreed that until 365 days after the date of this Prospectus, the Company will not, without the prior written consent of the Representatives, subject to certain limited exceptions, issue, sell, contract to sell, or otherwise dispose of, any shares of Common Stock, any options to purchase any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock other than the Company's sales of shares in this offering, the issuance of Common Stock upon the exercise of outstanding options or warrants or the issuance of options under its employee stock option plan. See "Shares Eligible for Future Sale."

         The Underwriters have the right to offer the Securities offered hereby only through licensed securities dealers in the United States who are members of the National Association of Securities Dealers, Inc. and may allow such dealers such portion of its ten (10%) percent commission as the Underwriters may determine.

         The Underwriters will not confirm sales to any discretionary accounts without the prior written consent of their customers.

         The Company has agreed to pay the Representatives a non-accountable expense allowance of 2.00% of the gross amount of the Units sold ($200,000 on the sale of the Units offered) at the closing of the offering. The Underwriters' expenses in excess thereof will be paid by the Representatives. To the extent that the expenses of the underwriting are less than that amount, such excess shall be deemed to be additional compensation to the Underwriters. In the event this offering is terminated before its successful completion, the Company may be obligated to pay the Representatives a maximum of $25,000 on an accountable basis for expenses incurred by the Underwriters in connection with this offering.

         The Company has agreed that for a period of five years from the closing of the sale of the Units offered hereby, it will nominate for election as a director a person designated by the Representative, and during such time as the Representatives have not exercised such right, the Representatives shall have the right to designate an observer, who shall be entitled to attend all meetings of the Board and receive all correspondence and communications sent by the Company to the members of the Board. The Representatives have not yet identified to the Company the person who is to be nominated for election as a director or designated as an observer.

         The Underwriting Agreement provides for indemnification among the Company and the Underwriters against certain civil liabilities, including liabilities under the Securities Act. In addition, the Underwriters' Warrants provide for indemnification among the Company and the holders of the Underwriters' Warrants and underlying shares against certain civil liabilities, including liabilities under the Securities Act, and the Exchange Act.

Underwriters' Warrants


         Upon the closing of this offering, the Company has agreed to sell to the Underwriters for nominal consideration, the Underwriters' Warrants. The Underwriters' Warrants are exercisable at 140% of the public offering price for a four-year period commencing one year from the effective date of this offering. The Underwriters' Warrants may not be sold, transferred, assigned or hypothecated for a period of one year from the date of this offering except to the officers of the Underwriters and their successors and dealers participating in the offering and/or their partners or officers. The Underwriters' Warrants will contain antidilution provisions providing for appropriate adjustment of the number of shares subject to the Warrants under certain circumstances. The holders of the Underwriters' Warrants have no voting, dividend or other rights as shareholders of the Company with respect to shares underlying the Underwriters' Warrants until the Underwriters' Warrants have been exercised.


         The Company has agreed, during the four year period commencing one year from the date of this offering, to give advance notice to the holders of the Underwriters' Warrants or underlying securities of its intention to file a registration statement, other than in connection with employee stock options, mergers, or acquisitions, and in such case the holders of the Underwriters' Warrants and underlying securities shall have the right to require the Company to include their securities in such registration statement at the Company's expense.

         For the term of the Underwriters' Warrants, the holders thereof will be given the opportunity to profit from a rise in the market value of the Company's shares, with a resulting dilution in the interest of other shareholders. The holders of the Underwriters' Warrants can be expected to exercise the Underwriters' Warrants at a time when the Company would, in all likelihood, be able to obtain needed capital by an offering of its unissued shares on terms more favorable to the Company than those provided by the Underwriters' Warrants. Such facts may adversely affect the terms on which the Company can obtain additional financing. Any profit realized by the Underwriters on the sale of the Underwriters' Warrants or shares issuable upon exercise of the Underwriters' Warrants may be deemed additional underwriting compensation.

         If the Representatives, at their election, at any time one year after the date of this Prospectus, solicit the exercise of the Warrants, the Company will be obligated, subject to certain conditions, to pay the Representatives a solicitation fee equal to 5% of the aggregate proceeds received by the Company as a result of the solicitation. No warrant solicitation fees will be paid within one year after the date of this Prospectus. No solicitation fee will be paid if the market price of the Common Stock is lower than the then exercise price of the Warrants, no solicitation fee will be paid if the Warrants being exercised are held in a discretionary account at the time of exercise, except where prior specific approval for exercise is received from the customer exercising the Warrants, and no solicitation fee will be paid unless the customer exercising the Warrants states in writing that the exercise was solicited and designates in writing the Representative or other broker-dealer to receive compensation in connection with the exercise. The Representatives may reallow a portion of the fee to soliciting broker-dealers.



Determination of Offering Price

          The initial  public  offering  price was  determined  by  negotiations between the Company and the Representatives. The factors considered in determining the public offering price include the Company's revenue growth since its organization, the industry in which it operates, the Company's business potential and earning prospects and the general condition of the securities markets at the time of the offering. The offering price does not bear any relationship to the Company's assets, book value, net worth or other recognized objective criteria of value.

          Prior to this offering, there has been no public market for the Securities, and there can be no assurance than an active market will develop.

American Stock Exchange


         The Company intends to apply for listing of the Units, Common Stock and Warrants on the American Stock Exchange under the trading symbols "HOL.U," "HOL" and "HOL.WS," respectively. The listing is contingent, among other things, upon the Company obtaining 400 shareholders.

                                  LEGAL MATTERS

     The validity of the issuance of the Securities offered hereby will be passed upon for the Company by Maurice J. Bates L.L.C., Dallas, Texas. Maurice
J. Bates, Esq. owns 80,000 shares of the Company's Common Stock. Certain legal matters in connection with the sale of the Securities offered hereby will be passed upon for the Underwriters by Wolin, Ridley & Miller L.L.P., Dallas, Texas.



                                     EXPERTS


         The financial statements included in this Prospectus, for of the fiscal years ended November 1, 1997 and November 2, 1996 have been included in reliance on the report of Johnson, Miller, & Company, independent accountants, given on the authority of said firm as experts in auditing and accounting. Holloman Construction Company changed accountants for the fiscal year ended November 1, 1997. Green & Frost, Inc., independent accountants audited the Company's books for the fiscal year ended November 2, 1996 but were not retained to conduct the audit for 1997. The opinion of Green & Frost, Inc. for fiscal 1996 did not contain an adverse opinion or disclaimer of opinion. The change of accountants did not arise out of a disagreement between Holloman Construction Company and Green & Frost, Inc. and was approved by the Board of Directors of Holloman Construction Company.

                           Index To Financial Statements

Unaudited Pro Forma Condensed Combined Financial Statements:
         Unaudited Pro Forma Condensed Combined Balance Sheet - July 31, 1998           F-1
         Unaudited Pro Forma Condensed Combined Statement of Earnings -
         Nine Months Ended July 31, 1998                                                F-3
         Unaudited Pro Forma Condensed Combined Statement of Earnings -
         Nine Months Ended July 31, 1997                                                F-4
         Unaudited Pro Forma Condensed Combined Statement of Earnings -
         PeriodEnded November 1, 1997                                                   F-5
         Unaudited Pro Forma Condensed Combined Statement of Earnings -
         PeriodEnded November 2, 1996                                                   F-6
         Notes to Unaudited Pro Forma Condensed Combined Financial Statements           F-7

Holloman Corporation:
         Report of Independent Certified Public Accountants                             F-8
         Balance Sheet - July 31, 1998                                                  F-9
         Notes to Financial Statement                                                   F-10

Holloman Construction Co.:
         Report of Independent Certified Public Accountants F-12 Balance Sheet -
         July 31,  1998  (unaudited)  and  November  1, 1997 F-13  Statement  of
         Earnings - Nine Months Ended July 31, 1998 and 1997 (unaudited)
                  and Two Periods Ended November 1, 1997 and November 2, 1996.         F-15
         Statement of Stockholders Equity - Nine Months Ended July 31, 1998 (unaudited)
                  and Two Periods  Ended  November 1, 1997 and  November 2, 1996
         F-16  Statements  of Cash Flows - Nine  Months  Ended July 31, 1998 and
         1997 (unaudited)
                    and Two Periods Ended November 1, 1997 and November 2, 1996.         F-17
         Notes to Financial Statements                                                   F-19

T Sistes Leasing, L.L.C.
         Report of Independent Certified Public Accountants                              F-28
         Balance Sheet - July 31, 1998 (unaudited) and December 31, 1997 and 1996        F-29
         Statements of Operations - Seven Months Ended July 31, 1998 and 1997
         (unaudited) and Two Years Ended December 31, 1997 and 1996                      F-31
         Statements of Members Capital - Seven months Ended July 31, 1998
         (unaudited) and Two Years Ended December 31, 1997                               F-32
         Statement of Cash Flows - Seven Months Ended July 31, 1998 and 1997
         (unaudited) and Two Years Ended December 31, 1997 and 1996                      F-33
         Notes to Financial Statements                                                   F-35


                                               HOLLOMAN CORPORATION

                                           UNAUDITED PRO FORMA CONDENSED
                                              COMBINED BALANCE SHEETS

                                                   July 31, 1998


    The following pro forma condensed combined balance sheet as of July 31, 1998, and the pro forma condensed combined statements of earnings for the years ended November 1, 1997 and November 2, 1996, and nine months ended July 31, 1998 and July 31, 1997, give effect to the acquisition of 100% of the outstanding common shares of Holloman Construction Co. and T Sisters Leasing, L.L.C. by Holloman Corporation. The pro forma information is based on the historical financial statements of Holloman Construction Co, T Sisters Leasing, L.L.C. and Holloman Corporation giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

    The pro forma statements have been prepared by Holloman Corporation management based upon the financial statements of Holloman Construction Co. and T Sisters Leasing, L.L.C. included elsewhere herein. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and notes of Holloman Construction Co. and T Sisters Leasing, L.L.C. contained elsewhere herein.



    ASSETS



                                                            HISTORICAL
                                            Holloman         T sisters          Holloman           Pro Forma        Pro Forma
                                          Construction     Leasing L.L.C.     Corporation           Adjustment      Combined

CURRENT ASSETS
   Cash                                      $   507,565          20,405            265,000               -           792,970
   Accounts receivable                        4,899,726           29,313                 -    (2)    (58,671)       4,870,368
   Other current assets                         405,941           14,213                 -                -           420,154
                                        --------------    -------------    --------------    -------------

           Total current assets              5,813,232             63,931           265,000          (58,671)       6,083,492
                                         ----------------  -------------    --------------    -------------------


PROPERTY, PLANT AND
   EQUIPMENT                                 3,901,405        2,020,379             -                -         5,921,784
   Less: accumulated depreciation and
     amortization                            3,009,446          510,324             -                -         3,519,770
                                         ----------------  -------------    --------------    -------------


                                               891,959       1,510,055             -                -         2,402,014
                                         --------------    ---------------  --------------    -------------

OTHER ASSETS
   Other                                     338,016               50         60,000    (2)       (131,739)     266,327
   Goodwill                                     -                -                 -    (1)       4,257,409   4,257,409
                                       ----------     ------------      ------------    -------------------


                                      $  7,043,207        1,574,036         325,000               4,066,999   13,009,242
                                         ================  ===============  ==============    =====================

         See notes to pro forma condensed combined financial statements.
                                       F-1

                              HOLLOMAN CORPORATION
                          UNAUDITED PRO FORMA CONDENSED
                             COMBINED BALANCE SHEETS



                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

   Notes payable and current maturities
     of long-term debt                          $ 488,647         386,235               -    (2)         (30,544)      844,338
   Accounts payable                             2,000,868         91,412                 -    (2)         (83,235)   2,009,045
   Related party payable                             -                 -                 -    (1)         6,000,000  6,000,000
   Accrued expenses and other                   741,159            8,012                 -                  -          749,171
                                               --------------    -------------    --------------    -------------

           Total current liabilities            3,230,674        485,659                 -                5,886,221  9,602,554

LONG-TERM DEBT,
   less current maturities                      83,745           1,074,574               -    (2)         (76,631)   1,081,688
RELATED PARTY PAYABLE                                -                 -                 -    (1)         2,000,000  2,000,000
DEFERRED INCOME TAXES                           69,567                 -                 -    (1)         (69,567)        -
                                         -------------     -------------    --------------    --------------------

           Total liabilities                    3,383,986        1,560,233               -                7,740,023 12,684,242
                                         ----------------  ---------------  --------------    ---------------------


STOCKHOLDERS' EQUITY
   Common stock                                   85,000               -           12,000  (1)            (85,000)         12,000
   Additional contributed capital                    -                 -           313,000                -               313,000
   Retained earnings                            3,812,549              -                 -    (1)         (3,812,549)           -
   Members capital                                   -            13,803                 -    (1)         (13,803)              _

                                         -------------     -------------    --------------    -------------------
                                                3,897,549         13,803           325,000                (3,911,352)     325,000
   Less Treasury shares                         (238,328)              -                 -    (1)         238,328             -
                                         ---------------   -------------    --------------    -------------------
           Total stockholders' equity           3,659,221         13,803           325,000                (3,673,024)     325,000

                                         ----------------  -------------    --------------    ----------------------

                                      $         7,043,207        1,574,036         325,000                4,066,999    13,009,242
                                         ================  ===============  ==============    =====================






                                  See  notes  to pro  forma  condensed  combined
financial statements.
                                       F-2

                              HOLLOMAN CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENT OF EARNINGS

                 For the Nine Months Period Ended July 31, 1998

                                   HISTORICAL
                                            Holloman         T Sisters         Holloman           Pro Forma
Pro Forma
                                          Construction     Leasing L.L.C.     Corporation        Adjustment     Combined

Revenues
   Pipeline construction              $ 8,005,763              -               -                -              8,005,763
   Plant construction                   4,356,753              -               -                -              4,356,753
   Special projects                     6,113,320              -               -                -              6,113,320
   Lease income                                 -        402,401               -    (3)        402,401            -
                                       ----------     ---------------   ------------    ------------------

         Total revenues                18,475,836       402,401                -                402,401       18,475,836

Costs of Services and Construction      15,358,543      120,076                -    (3)         (402,401)     15,076,218
                                        ----------------- -------------    --------------    --------------------

         Gross profit                   3,117,293       282,325                -                -             3,399,618

General and Administrative Expenses      1,781,287      289,189                -    (4)        159,653        2,230,129
                                       -----------    ---------------   ------------    ------------------


      Income (loss) from operations     1,336,006      (6,864)                 -               159,653        1,169,489

Other Income (Expense)                     18,275      (2,235)                 -                -                 16,040
                                                ------     -------------    --------------    -------------


         Earnings before
income taxes                           1,354,281       (9,099)                 -               159,653         1,185,529

Income Tax Expense                       464,975          -                    -    (4)        (54,282           410,693
                                         --------------    -------------    --------------    -------------------


         NET EARNINGS                 $ 889,306        (9,099)                 -               105,371           774,836
                                         ==============    =============    ==============    ===================


Weighted average common
   shares outstanding
                                                                                                              1,200,000

Basic and diluted earnings                                                                                $         .65
                                                                                                           ============






                    See notes to pro forma condensed combined
                             financial statements.

                              HOLLOMAN CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENT OF EARNINGS

                 For the Nine Months Period Ended July 31, 1997

                                   HISTORICAL
                                            Holloman         T Sisters         Holloman           Pro Forma       Pro Forma
                                          Construction     Leasing L.L.C.     Corporation        Adjustment        Combined

Revenues
   Pipeline construction                     $  6,531,362              -                 -                -        6,531,362
   Plant construction                           3,430,128              -                 -                -        3,430,128
   Special projects                             2,588,434              -                 -                -        2,588,434
   Lease income and other                            -           204,217                 -    (3)     199,367          4,850
                                         -------------     -------------    --------------    -------------------

         Total revenues                         12,549,924       204,217                 -            199,367     12,554,774

Costs of Services and Construction              10,294,660        19,319                 -    (3)    (199,367)    10,114,612
                                         ----------------- -------------    --------------    --------------------


         Gross profit                           2,255,264        184,898                 -                -        2,440,162

General and Administrative Expenses             1,030,663         97,293                -    (4)     159,653       1,287,609
                                       -------------- --------------    ------------    ------------------


         Income (loss) from operations      1,224,601         87,605               -               159,653        1,152,553


Other Income (Expense)                      147,169          (27,044)                -                -             120,125
                                         --------------    -------------    --------------    -------------


         Earnings before income taxes     1,371,770         60,561              -                159,653          1,272,678

Income Tax Expense                          477,995             -               -    (4)         (54,282)           423,713
                                       --------------    -------------    --------------    -------------------


         NET EARNINGS                 $    893,775         60,561               -                105,371           848,965
                                         ==============    =============    ==============    ===================


Weighted average common
   shares outstanding                                                                                             1,200,000

Basic and diluted earnings                                                                                $                .71
                                                                                                           ===================


                    See notes to pro forma condensed combined
                             financial statements.
                                       F-4

                              HOLLOMAN CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENT OF EARNINGS

                      For the Period Ended November 1, 1997

                                   HISTORICAL
                                            Holloman         T Sisters         Holloman           Pro Forma   Pro Forma
                                          Construction     Leasing L.L.C.     Corporation        Adjustment    Combined

Revenues
   Pipeline construction              $         9,974,648              -                 -                -       9,974,648
   Plant construction                           4,057,256              -                 -                -       4,057,256
   Special projects                             5,334,779              -                 -                -       5,334,779
   Lease income and other                            -           397,080                 -    (3)    390,204          6,876
                                         -------------     -------------    --------------    -------------------

         Total revenues                         19,366,683       397,080                 -           390,204     19,373,559
                                         ----------------- -------------    --------------    -------------------


Costs of Services and Construction              16,389,974        65,663                 -    (3)   (390,204)     16,065,433
                                         ----------------- -------------    --------------    --------------------


         Gross profit                           2,976,709        331,417                 -                -        3,308,126

General and Administrative Expenses             1,997,914         245,509              -    (4)        212,871     2,456,294
                                       -------------- ---------------   ------------    ------------------

         Income from operations                 978,795           85,908                 -             212,871       851,832

Other Income (Expense)                          179,253          (72,378)                -                -          106,875
                                         --------------    -------------    --------------    -------------


         Earnings before income taxes           1,158,048         13,530                 -                212,871     958,707
                                         ----------------  -------------    --------------    -------------------


Income Tax Expense (Benefit)
   Current                                      559,871                -              -                -               559,871

   Deferred                                    (146,808)            -                 -    (4)       (72,376)         (219,184)
                                       -------------  ------------      ------------    -----------------


                                               413,063               -                 -             (72,376)          340,687
                                         --------------    -------------    --------------    -------------------


         NET EARNINGS                 $      744,985           13,530          -              140,495                 618,020
                                         ==============    =============    ==============    ===================


Weighted average common
   shares outstanding
                                                                                                                    1,200,000

Net earnings per common share                                                                                             .52

















                    See notes to pro forma condensed combined
                             financial statements.
                                       F-5

                              HOLLOMAN CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENT OF EARNINGS

                      For the Period Ended November 2, 1996

                                                             HISTORICAL
                                            Holloman         T Sisters         Holloman           Pro Forma       Pro Forma
                                          Construction     Leasing L.L.C.     Corporation        Adjustment        Combined

Revenues
   Pipeline construction              $    6,762,182              -                 -                -            6,762,182
   Plant construction                      3,568,810              -                 -                -            3,568,810
   Special projects                         1,736,928              -                 -                -           1,736,928
   Lease income and other                        -           200,414                 -    (3)         200,414            -
                                         -------------     -------------    --------------    -------------------

         Total revenues                    12,067,920       200,414                 -                200,414     12,067,920
                                         ----------------- -------------    --------------    -------------------

Costs of Services and Construction         10,771,775        42,949                 -    (3)         (200,414)   10,614,310
                                         ----------------- -------------    --------------    --------------------


         Gross profit                       1,296,145        157,465                 -                -           1,453,610

General and Administrative Expenses         1,215,319         95,526               -    (4)        212,871        1,523,716
                                       -------------- --------------    ------------    ------------------


         Income (loss) from operations       80,826           61,939               -               212,871          (70,106)


Other Income (Expense)                      212,939          (37,293)                -                -              175,646
                                         --------------    -------------    --------------    -------------


         Earnings before income taxes       293,765           24,646                 -          212,871              105,540
                                         --------------    -------------    --------------    -------------------


Income Tax Expense (Benefit)
   Current                                   45,529              -                 -                -                 45,529
   Deferred                                  60,885              -                 -    (4)       (72,376)           (11,491)
                                       ------------   ------------      ------------    -----------------


                                            106,414              -                 -                (72,376)          34,038
                                         --------------    -------------    --------------    -------------------


         NET EARNINGS                 $     187,351           24,646                 -               140,495          71,502
                                         ==============    =============    ==============    ===================


Weighted average common
   shares outstanding
                                                                                                                   1,200,000

Net earnings per common share                                                                                            .06









                    See notes to pro forma condensed combined
                             financial statements.
                                       F-6

   HOLLOMAN CORPORATION

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

                       July 31, 1998 and November 1, 1997


(1) Upon consummation of this offering contemplated herein, Holloman Corporation will acquire 100% of the outstanding common stock of Holloman Construction Co. and T Sisters Leasing L.L.C. for $8,000,000. The pro forma financial statements combine the assets and liabilities of the three companies at July 31, 1998 and their results of operations for the year ended November 1, 1997 and the nine months ended July 31, 1998. In combining the entities, the following pro forma adjustments have been made.

          Under the purchase accounting Holloman Construction, Inc. is and T Sisters L.L.C.'s assets and liabilities are required to be adjusted to reflect their fair values. The adjusted amounts have been based on appraisals and computational techniques designed to approximate their fair value. The following adjustments have been made:

              Net assets as reported by Holloman Construction Company             $ 3,659,221
              Net assets as reported by T Sisters Leasing, L.L.C.                      13,803
              Elimination of previously deferred taxes                                 69,567
              Goodwill                                                              4,257,409
                                                                                  ------------

              As included in the pro forma combined balance sheet                  $ 8,000,000
                                                                                  ===========

(2) Elimination of intercompany receivables/payables at July 31, 1998:
              Elimination of intercompany payables                         $         (190,410)
                                                                                  =============

(3)       Elimination of Intercompany income/expense.

                                                    July 31,        July 31,      November 1,    November 2,
                                                      1998            1997           1997             1996

              Intercompany leasing income      $         402,401         199,367     390,204          200,414
              Intercompany leasing expense              (402,401)       (199,367)   (390,204)        (200,414)
                                                  --------------        -----------------     --------------


                                               $             -              -                -               -
                                                  ============   ============    =============   =============

(4) Amortization of goodwill over twenty years. Proforma amortization for:

                 Nine months     $   159,653             -
                                 ==============        =============

                 Twelve months   $  -                  212,871
                              =============         ==============

          Related tax benefit:

                 Nine months      $  54,282                 -
                               =============         =============

                 Twelve months  $        -                72,376
                               =============         =============

               Report of Independent Certified Public Accountants




The Board of Directors
Holloman Corporation:

We have audited the accompanying balance sheet of Holloman Corporation as of July 31, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Holloman Corporation as of July 31, 1998, in conformity with generally accepted accounting principles.




Johnson, Miller & Co.

Odessa, Texas
November 12, 1998



          The foregoing report of independent certified public accountants is in the form which will be signed upon consummation of the contemplated public offering.









                                       F-8




                              HOLLOMAN CORPORATION

                                  BALANCE SHEET

                                  July 31, 1998

                                     ASSETS

CASH                                                                 $   265,000
                                                                     -----------

         Total current assets                                  $         265,000

OTHER ASSETS                                                              60,000

                                                                      $  325,000

                      LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY

     Preferred stock - authorized and unissued
     3,000,000 shares of $.01 par value                                 $    -

     Common stock authorized, 20,000,000
     shares of $.01 par value; issued 1,200,000
     shares                                                              12,000

     Additional contributed capital                                     313,000

     Retained earnings                                                      -

                                                                   $    325,000






                   The accompanying notes are an integral part
                               of this statement.
                                       F-9

                              HOLLOMAN CORPORATION

                          NOTES TO FINANCIAL STATEMENT

                                  July 31, 1998

NOTE A - SUMMARY OF ACCOUNTING POLICIES

         Holloman Corporation was organized in May 1998 to acquire all of the outstanding stock of Holloman Construction Company. The Company specializes in pipeline construction, plant construction, and engineering services. The majority of the Company's business is transacted in the state of Texas, but the Company has authorization to work in numerous other states that have activities relating to the oil and gas industry. Most of the Company's work is obtained through bids.

         A summary of the significant accounting policies in the preparation of the accompanying financial statement follows.

         1.       Cash Equivalents

                  For purposes of this financial statement, cash equivalents are
                  short-term,   highly  liquid   investments  that  are  readily
                  convertible to known amounts of cash.

         2.       Employee Stock Plan

                  The Company has a fixed stock option plan accounted for under Accounting Principles Board (APB) Opinion 25 and related Interpretations.

         3.       Use of Estimates

                  In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - STOCK OPTION PLAN

         On May 22, 1998, the Company adopted a Stock Option Plan. The Stock Option Plan, (the "Stock Option Plan") provides for the grant to employees, officers, directors, and consultants to the Company of up to 240,000 shares of the Company's Common Stock, subject to adjustment in the event of any subdivision, combination, or reclassification of shares. The Stock Option Plan will terminate in 2008. The Stock Option Plan provides for the grant of incentive stock options ("ISO's") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified options at the discretion of the Board of Directors or a committee of the Board of Directors (the "Committee"). The exercise price of any option will not be less than the fair market value of the shares at the time the option is granted. The options granted are exercisable
                                      F-10

                              HOLLOMAN CORPORATION

                          NOTES TO FINANCIAL STATEMENT
                                   (CONTINUED)

                                  July 31, 1998

NOTE B - STOCK OPTION PLAN (Continued)

         within the times or upon the events determined by the Board or Committee set forth in the grant, but no option is exercisable beyond ten years from the date of the grant. The Board of Directors or Committee administering the Stock Option Plan will determine whether each option is to be an ISO or non-qualified stock option, the number of shares, the exercise price, the period during which the option may be exercised, and any other terms and conditions of the option. The holder of an option may pay the option price in (1) cash, (2) check,
         (3) other shares of the Company, (4) authorization for the Company to retain from the total number of shares to be issued that number of shares having a fair market value on the date of exercise equal to the exercise price for the total number of shares, (5) irrevocable instructions to a broker to deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (6) delivery of an irrevocable subscription agreement for the shares which irrevocably obligates the option holder to take and pay for shares not more than 12 months after the date of the delivery of the subscription agreement,
         (7) any combination of the foregoing methods of payment, or (8) other consideration or method of payment for the issuance of shares as may be permitted under applicable law. The options are nontransferable except by will or by the laws of descent and distribution. Upon dissolution, liquidation, merger, sale of stock or sale of substantially all assets, outstanding options, notwithstanding the terms of the grant, will become exercisable in full at least 10 days prior to the transaction. The Stock Option Plan is subject to amendment or termination at any time and from time to time, subject to certain limitations. The plan is administered by the Compensation Committee of the Board of Directors, which is composed entirely of directors who are "disinterested persons" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

NOTE C - PUBLIC OFFERING

         On May 22, 1998 the Company Board of Directors authorized the letter of intent between the Company and Capital West Securities, Inc., in which Capital West will serve as representative of a group of underwriters for the offer and sale to the public 1,000,000 units (Units) of the Company's common stock and redeemable common stock purchase warrants. The letter of intent provides for the Company to pay the Underwriters a 10% underwriting discount, a 2% non-accountable expense allowance and sell to the Underwriters an underwriter's warrant to purchase 100,000 Units at 120% of the offering price of the Units. An option for the Underwriters to also purchase an additional 150,000 Units was authorized.

               Report of Independent Certified Public Accountants






To the Directors and Stockholders of
Holloman Construction Co.



We have audited the accompanying balance sheet of Holloman Construction Co., a Texas corporation, as of November 1, 1997 and the related statements of earnings, stockholders' equity, and cash flows for the fiscal years ended November 1, 1997 and November 2, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Holloman Construction Co. as of November 1, 1997, and the results of its operations and cash flows for the fiscal years ended November 1, 1997 and November 2, 1996, in conformity with generally accepted accounting principles.



Johnson, Miller & Co.

Odessa, Texas
January 13, 1998

                            HOLLOMAN CONSTRUCTION CO.

                                 BALANCE SHEETS

                       July 31, 1998 and November 1, 1997

                                     ASSETS

                                                                                1998                  1997
                                                                           -------------         ---------
                                                                             (unaudited)

CURRENT ASSETS
   Cash                                                                         $ 507,565             636,449
   Accounts receivable (net of allowance of $-0- in 1997
     and $18,000 in 1998)
     Trade (note B)                                                            4,834,373             4,253,273
     Employees                                                                    27,932                62,994
     Related party                                                                37,421                     -
   Current portion of related party notes receivable                                   -                38,690
   Costs and estimated earnings in excess of billings (net) (note C)              356,082               665,358
   Inventories, at lower of cost or market (note A3)                              35,161                42,165
   Prepaid expenses                                                               14,698                74,963
                                                                           -------------         -------------

           Total current assets                                                5,813,232             5,773,892
                                                                           ----------------      ----------------

PROPERTY, PLANT AND EQUIPMENT (notes A5, D and F)
   Equipment                                                                    3,528,282             3,483,992
   Leasehold improvements                                                         355,906               341,790
   Land                                                                            17,217                17,217
                                                                              ------------          ------------

                                                                                  3,901,405             3,842,999

   Less: accumulated depreciation and amortization                                3,009,446             2,885,181
                                                                           ----------------      ----------------

                                                                                  891,959               957,818
                                                                           --------------        --------------

OTHER ASSETS
   Receivable from related parties                                                338,016               192,802
                                                                           --------------        --------------

                                                                        $         7,043,207             6,924,512
                                                                           ================      ================



   The accompanying notes are an integral part of these financial statements.
                                      F-13

                            HOLLOMAN CONSTRUCTION CO.
                                 BALANCE SHEETS
                        JULY 31,1998 AND NOVEMBER 1,1997

                                   LIABILITIES

                                                                                1998                  1997
                                                                           -------------         ---------
                                                                             (unaudited)

CURRENT LIABILITIES
   Notes payable$                                                              400,000                  -
   Current maturities of long-term debt (note D)                                88,647                148,423
   Accounts payable
     Trade                                                                  1,979,618               2,091,166
     Related party payable                                                     21,250                  24,218
   Accrued expenses                                                           249,708                 725,235
   Accrued expenses, related parties                                           25,317                 518,479
   Federal income tax payable (notes A6 and G)                                466,134                 516,650
                                                                           --------------        --------------

           Total current liabilities                                        3,230,674              4,024,171

LONG-TERM DEBT, less current maturities (note D)                               83,745                59,700

DEFERRED INCOME TAXES (notes A6 and G)                                         69,567                70,726
                                                                           -------------         -------------

                                                                             3,383,986             4,154,597
                                                                           ----------------      ----------------

COMMITMENTS AND CONTINGENCIES (notes F and J)                                          -                     -

STOCKHOLDERS' EQUITY
   Common stock - $1.00 par, 200,000 shares authorized.
     85,000 shares issued and outstanding in 1998 and
     1997, respectively                                                        85,000                85,000
   Retained earnings                                                        3,812,549             2,923,243
                                                                           ----------------      ----------------
                                                                            3,897,549             3,008,243

   Less Treasury shares totaling 7,411 - at cost                             (238,328)             (238,328)
                                                                           ---------------       ---------------

                                                                             3,659,221             2,769,915
                                                                           ----------------      ----------------

                                                                        $    7,043,207             6,924,512
                                                                           ================      ================






   The accompanying notes are an integral part of these financial statements.

                            HOLLOMAN CONSTRUCTION CO.

                             STATEMENTS OF EARNINGS


                                                                                Periods ended
                                               Nine months ended July 31,   November 1,    November 2,
                                               1998         1997               1997         1996
                                          ------------       -------------      ------------   -------------
                                                      (unaudited)

Revenues
   Pipeline construction                  $ 8,005,763       6,531,362      9,974,648       6,762,182
   Plant construction                       4,356,753       3,430,128       4,057,256       3,568,810
   Special projects                         6,113,320       2,588,434       5,334,779       1,736,928
                                      ----------         ----------------          ----------------------


         Total revenues                    18,475,836      12,549,924      19,366,683      12,067,920

Costs of Services and Construction         15,358,543      10,294,660      16,389,974      10,771,775
                                         -----------------        -----------------         -----------------------


         Gross profit                      3,117,293        2,255,264       2,976,709        1,296,145

General and Administrative Expenses         1,781,287       1,030,663       1,997,914        1,215,319
                                        --------------       ---------------    ---------------


         Income from operations             1,336,006        1,224,601         978,795          80,826

Other Income (Expense)
   Gain on sale of equipment                    3,905             -              35,595           48,774
   Interest income                              2,872             -              12,581           16,813
   Interest expense                           (25,923)         (50,737)         (57,632)         (80,702)
   Other income                                37,421           197,906          188,709          228,055
                                        ------------      -------------      -------------       ---------

         Earnings before income taxes        1,354,281        1,371,770         1,158,048         293,765
                                        --------------       ---------------    ------------ ------------

Income Tax Expense (Benefit) (notes A6 and G)
   Current                                    466,134           625,191            559,871         45,529
   Deferred                                   (1,159)          (147,196)          (146,808)        60,885
                                        ------------      -------------      -------------      ------ -

                                                 464,975        477,995            413,063         106,414
                                          --------------     -------------      ------------- ----------

         NET EARNINGS                  $         889,306        893,775            744,985         187,351
                                          ==============     =============      =============   =======

Weighted average common
   shares outstanding                            80,176             81.760         80,176          82,850
                                          =============      =================    ==============


Net earnings per common share          $         11.09               10.93          9.29            2.26
                                          ===============    ================         ===============




   The accompanying notes are an integral part of these financial statements.

                            HOLLOMAN CONSTRUCTION CO.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                             For the Periods Ended,

                                                 Common Stock           Retained        Treasury
                                        Shares              Amount      Earnings        Stock                      Total

Balance at October 29, 1995              85,000     $ 85,000       1,990,907    (81,909)  1,993,998

Net earnings for the fifty-three
   week period                             -               -         187,351        -       187,351

Purchase of common stock
   for treasury (note I)                        -           -            -      (6,403)      (6,403)
                                      -----------         -----------  -----------   ------------------   -----------------------

Balance at November 2, 1996                85,000     85,000       2,178,258   (88,312)    2,174,946

Net earnings for the fifty-two
   week period                             -            -            744,985        -        744,985

Purchase of common stock
   for treasury (note I)                   -            -             -      (150,016)    (150,016)
                                      -----------         -----------  -----------   --------------------


Balance at November 1, 1997                85,000       85,000   2,923,243   (238,328)     2,769,915

Net earnings for the nine month
   period (unaudited)                           -                   -       889,306              -                         889,306
                                      -----------         -----------  ------------   ---------------------

Balance at July 31, 1998
   (unaudited)                             85,000     $ 85,000   3,812,549 (238,328)       3,659,221
                                   ======           ============     ============ ========== ========


   The accompanying notes are an integral part of these financial statements.
                                      F-16

                            HOLLOMAN CONSTRUCTION CO.

                            STATEMENTS OF CASH FLOWS


                                                                                          Periods ended
                                                Nine months ended July 31,      November 1,   November 2,
                                               1998              1997               1997           1996
                                          ------------       -------------      -------------  ----------
                                                      (unaudited)
Increase (Decrease) in Cash

Cash flows from operating activities
   Net earnings                        $         889,306           893,775            744,985     187,351
   Adjustments to reconcile net
     earnings net cash (used in)
     provided by operating activities
       Depreciation and amortization             172,682           216,363            290,421     401,886
       (Gain) from sale of assets                (3,905)                 -            (35,595)    (48,774)
       Deferred income tax (benefit)
         expense                                 (1,159)           (147,196)          (146,808)    60,885
   Changes in current assets and
     current liabilities
     (Increase) decrease in accounts
       receivable, trade                         (581,100)          340,215         (1,583,524)    74,679
     (Increase) decrease in receivable
       from employees                            (2,359)            (3,070)           (50,314)      1,850
     Decrease (increase) in other
       receivables                                   -             302,929            302,929    (114,668)
     Decrease (increase) in costs and
       estimated earnings in excess
       of billings                               309,276            32,109            (145,763)  (342,329)
     Decrease (increase) in inventories          7,004             (34,202)            17,668     (46,882)
     Decrease (increase) in prepaid
       expenses                                   60,265            88,372             163,735   (238,698)
     (Decrease) increase in accounts
       payable, trade                            (114,516)        (487,077)            639,231     34,682
     (Decrease) increase in accrued
       expenses                                  (968,689)        (178,829)          817,638     150,664
     (Decrease) increase in federal
       income tax payable                        (50,516)          579,662            471,121     (55,964)
                                          --------------     -------------      -- -------------------

           Net cash (used in) provided
              by operating activities            (283,711)      1,603,071           1,485,724      64,682
                                          ---------------          ----------------          ----------------------









   The accompanying notes are an integral part of these financial statements.

                            HOLLOMAN CONSTRUCTION CO.

                             STATEMENT OF CASH FLOWS
                                   (CONTINUED)


                                               Periods ended
                                         Nine months ended July 31,       November 1,  November 2,
                                               1998           1997           1997         1996
                                          ------------       ----------- ------ ------------
                                                      (unaudited)

Cash flows from investing activities
   Purchase of equipment                      (112,203)     (30,397)         (43,577) (141,804)
   Proceeds from sale of equipment               9,285          -             72,624    99,206
   Collections on receivables from
     related parties and affiliates              72,703     173,310          246,544       -
   Advances to affiliates                      (179,227)    (188,698)       (307,123)  (55,317)
   Collections on real estate notes                  -          -                  -                              14,133
                                          ------------       ------------- -----------------

           Net cash (used in) provided
           by investing activities           (209,422)      (45,785)      (31,532)     26,852
                                          ---------------          ------------- -----------------


Cash flows from financing activities
   Proceeds from long-term debt
     borrowings                               488,647      273,941          250,800    366,125
   Repayment of long-term debt              (124,378)     (891,393)        (933,374)  (468,982)
   Purchase of treasury stock                        -     (58,105)        (150,016)    (6,403)
                                          ------------       -------------      ------
           Net cash provided by (used
              in) financing activities       364,269       (675,557)       (832,590)   (109,260)
                                          --------------     --------------     --------------


Net (decrease) increase in cash            (128,884)       881,729          621,602     (17,726)

Cash, beginning of period                   636,449         14,847           14,847      32,573
                                          --------------     ------------- --------------

Cash, end of period                    $    507,565        896,576          636,449      14,847
                                          ==============     ============= ==================

Supplemental Disclosures of Cash Flow Information:

   Interest paid$                           25,923         50,737            57,632     80,702

   Income taxes paid                   $    -                -               88,750    106,796

Supplemental Non-cash Investing and Financing Activities

In 1996, the Company sold selected equipment to an affiliate for $41,731 resulting in the recognition of a $41,731 receivable.

         In 1996, the Company exchanged various real estate installment notes receivable valued at $207,843 for land and leasehold improvements. The property is capitalized at $207,843. The exchange was made with a related party.











   The accompanying notes are an integral part of these financial statements.

                            HOLLOMAN CONSTRUCTION CO.

                          NOTES TO FINANCIAL STATEMENTS

                       July 31, 1998 and November 1, 1997

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        1.Nature of Operations

  Holloman Construction Co. (the "Company") is a general contractor specializing in the construction of refineries, pipelines and other manufacturing plants throughout the United States. The Company's fiscal year ends on the Saturday closest to October 31. The fiscal year ending November 1, 1997 is comprised of 52 weeks, and the fiscal year ending November 2, 1996 is comprised of 53 weeks.

        2.Cash Equivalents

  For purposes of the statement of cash flows, cash includes all of the Company's cash on hand, cash in the bank, certificates of deposits and similar instruments, if any, with original maturities of three months or less.

        3.Inventories

  Inventories consist of small tools, parts, materials and fuel stated at the lower of cost, as determined using the first-in, first-out method, or market.

        4.Construction in Progress

  Unfinished jobs in progress at the end of the year are accounted for using the percentage of completion method. Under this method profit or loss is recognized as the job progresses as determined by direct labor hours.

  The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts", represents revenues recognized in excess of amounts billed. Contract retainage by customers is an asset included in accounts receivable, while the retainage withheld from subcontractors, suppliers and materialmen is shown as a liability as part of accounts payable. The percentage of completion method applies to all bid contract jobs as well as to those hourly rate jobs which are expected to last more than six months. Revenue and costs of hourly jobs of less than six months are recognized as the job progresses.

  Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repair costs and other indirect overhead. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

                            HOLLOMAN CONSTRUCTION CO.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                       July 31, 1998 and November 1, 1997

NOTE  A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  5.    Property, Plant and Equipment

  Property, plant and equipment are reported at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets (equipment: 3 to 10 years and leasehold improvements: 6 to 10 years). Major renewals and betterments are capitalized whereas the cost of repairs and maintenance is charged to expense as incurred. As assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income.

        6.Income Taxes

  Income taxes have been provided in accordance with the Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS 109 requires the use of the liability method of accounting for income taxes. This method accounts for deferred income taxes by applying statutory tax rates in effect at the balance sheet date to the temporary differences between the recorded financial statement balances and the related tax basis of assets and liabilities.

  Accordingly, deferred income taxes are provided to reflect the tax effect of timing differences between financial and tax reporting methods. These differences result primarily from loss recovery (note K) and differences between financial and tax basis of property, plant and equipment and the related depreciation.

        7.Net Income Per Share

  Net income per share is based on the weighted average number of shares outstanding during the period.

        8.New Pronouncements

  During 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income, SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, and SFAS No. 132, Employer's Disclosures about Pensions and Other Postretirement Benefits. SFAS 130 established standards for reporting and displaying comprehensive income and its components in general-purpose financial statements. Comprehensive income includes net income and several other items that current accounting standards require to be recognized outside of the statement of operations. SFAS No. 131 requires public enterprises to report certain information about their operating segments; report certain enterprise-wide information about their products and services, their activities in different geographic areas, and their reliance on major customers; and disclose certain segment information in their interim financial statements. SFAS No. 132 applies to all employers who sponsor one or more pension or postretirement employee benefit plan. The statement standardizes the disclosure requirements and requires additional information on changes in plan benefit obligations and fair value of plan assets. These statements are effective for fiscal years beginning after December 15, 1997 and will not have an effect on the Company's results of operations or financial position.



                                      F-20
                            HOLLOMAN CONSTRUCTION CO.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                       July 31, 1998 and November 1, 1997

NOTE  A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        8.New Pronouncements (continued)

  During June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires that financial derivatives be accounted for on the balance sheet, that fair value is the only relevant measure for accounting for derivatives and it established special accounting for qualifying hedge transactions. This statement is effective for fiscal years beginning after June 15, 1999 and will not have an effect on the Company's results of operations or financial position.

        9.Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to use estimates and assumptions. Those estimates and assumptions affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

        10.      Interim Financial Data (Unaudited)

  The interim financial data as of July 31, 1998 and for each of the nine months ended July 31, 1998 and 1997 is unaudited. The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statement. In the opinion of management, all adjustments necessary for a fair presentation of results of the interim periods have been made and such adjustments were of a normal and recurring nature. The results of operations and cash flows for the nine months ended July 31, 1998 are not necessarily indicative of the results that can be expected for the entire fiscal year ending October 1, 1998.

                            HOLLOMAN CONSTRUCTION CO.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                       July 31, 1998 and November 1, 1997

NOTE B - ACCOUNTS RECEIVABLE-TRADE

  Trade accounts receivable consists of contract receivables as follows:

                                                                    November 1,
                                                                       1997
                 Billed on completed jobs                         $   1,511,122
                 Billed on jobs in progress (net of retainage)        2,308,440
                 Retainage on jobs in progress                          433,711
                                                                     ----------

                        Total                                         4,253,273

                 Less:  Allowance for bad debts                         -

                        Total accounts receivable - trade          $  4,253,273
                                                                 ==== ======

NOTE C - CONSTRUCTION IN PROGRESS

  Costs and estimated earnings in excess of billings on uncompleted contracts at the end of the periods follow:
                                                                    November 1,
                                                                       1997

                 Cost incurred on uncompleted contracts     $         5,635,693
                 Estimated earnings                                   1,371,300
                                                                    ------------

                        Costs and estimated earnings                  7,006,993

                 Less:  Billings to date                              6,341,635

                 Costs and estimated earnings in excess of
                    billings on uncompleted contracts         $         665,358
                                                                  ==============

                            HOLLOMAN CONSTRUCTION CO.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                       July 31, 1998 and November 1, 1997

NOTE  D - LONG-TERM DEBT

  Long-term debt consists of the following:

                                                                     November 1,
                                                                           1997

                 Note payable to a bank, at $1,630 per month
                 including interest at prime + 1.25%, secured
                 by vehicles, matures December 1999             $         36,928

                 Note payable monthly to a bank, at $5,465
                 per month including interest at prime + 1.5%,
                 secured by vehicles, matures March 2000                  97,972

                 Note payable monthly to a credit corporation, at
                 $3,601 per month plus interest at 8.25%,
                 secured by equipment, matures June 1998                  29,613

          Note payable monthly to a bank, at $4,949
                 per month including interest at prime + 1.5%,
                 secured by vehicles, matures March 1998                  23,610

                 Note payable monthly to a bank, at $2,500 per month plus interest at prime + 1%, secured by equipment and accounts receivable, matures
                 May 1998                                                 20,000
                                                                     -----------

                                                                         208,123
                        Less current maturities                          148,423

                        Net long-term debt                           $    59,700
                                                                   =============

          The Company's maturities of long-term debt are as follows:

             Year ending
                 1998                                              $     148,423
                 1999                                                     57,360
                 2000                                                      2,340
                                                                   -------------

                                                                    $    208,123

                            HOLLOMAN CONSTRUCTION CO.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                       July 31, 1998 and November 1, 1997

NOTE E - RELATED PARTY DISCLOSURE

  The Company has various related party notes receivables from T Sisters Leasing totaling $113,192 for the fiscal year ending November 1, 1997. Interest on these notes receivable range from 8% to 10%, and maturity dates ranging from October 1, to January 10, 2001.

  T Sisters is constructively owned by the Company's major stockholder who owns a majority of the outstanding shares of Holloman Construction Company. The major stockholder owns 5% of T Sisters Leasing individually, and Lakewest Ltd owns the remaining 95%. Additionally, the major stockholder has an 11% partnership interest in Lakewest Ltd, and the remaining 89% is allocated 11% each among the major stockholder's children and grandchildren, and 1% another company owned 100% by the major stockholder.

  The Company also has one note receivable from Western Sunset Estates totaling $62,801 at November 1, 1997. Western Sunset Estates is owned 100% by the Company's major stockholder.

  The Company also had accounts receivables from employees and other related parties totaling $117,994 for the fiscal year ending November 1, 1997. Of this amount, $60,000, was due from an officer of the Company.

  The Company had various accounts payables to employees and to Sunset Management Group, a related party created in order to obtain a "stable employee" group for health insurance and workmen's compensation insurance purposes. Related party payables totaled $24,218 for fiscal year ended November 1, 1997.

                            HOLLOMAN CONSTRUCTION CO.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                       July 31, 1998 and November 1, 1997

NOTE F - LEASE OBLIGATIONS

  The Company leases equipment and office space under operating leases that expire over the next five years. The following is a schedule by year of future minimum rental payments required under these operating leases as of November 1, 1997:

                                                              Related
                                                             Parties             Others               Total

   Year ending
                 1998                                 $         487,290             32,289              519,579
                 1999                                           477,432             26,064              503,496
                 2000                                           328,891             24,798              353,689
                 2001                                           117,784             21,000              138,784
                 2002                                            50,702              8,750              59,452
                                                          -------------      -------------       -------------

                        Totals                        $         1,462,098           112,901             1,574,999
                                                          ===============    ==============      ================

  For the periods ended November 1, 1997 and November 2, 1996 the lease payments under these contracts aggregated $375,206 and $224,000 to related parties and $48,413 and $35,680 to others, respectively.

  In addition the Company has negotiated various other leases for equipment under month-to-month operating lease agreements. These lease payments aggregated $491,000 and $712,000 for the years ended November 1, 1997 and November 2, 1996.

NOTE G - INCOME TAXES

  The following is a reconciliation between the Company's effective tax rate and the U.S. statutory rate:



                                                                  November 1,
                                                                      1997

                 Income tax expense at statutory rates            $   393,736
                 Permanent differences resulting primarily from        23,763
                 Other                                                 (4,436)

                                                                $     413,063

          HOLLOMAN CONSTRUCTION CO.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                       July 31, 1998 and November 1, 1997

NOTE G - INCOME TAXES (Continued)

  Deferred  income tax liability  results  primarily  from  differences  between financial and tax basis of property and related depreciation due to accumulated timing differences in the recognition of expenses for income tax and financial reporting purposes.

                                                                   November 1,
                                                                       1997

                 Excess of financial book value of depreciable
                    property over tax book value at applicable rates    $ 70,726
                                                                       --------

                        Total deferred income tax payable             $   70,726
                                                                         ======

NOTE H - MAJOR CUSTOMERS AND RISK CONCENTRATION

  During the periods ended November 1, 1997 and November 2, 1996 the Company recognized revenues of $4,663,000 (21% of total revenues) and $1,385,000 (11.4% of total revenues) from a customer in the oil and gas exploration and refining industry and $2,851,000 (14.7% of total revenues) and $1,378,000 (11.4% of total revenues) from another customer in that industry. Customers in the oil and gas industry account for 78% of the Company's revenues during the period ended November 1, 1997.

  Including the customers above, the Company recognized revenues of $12,230,000 (63.2% of total revenues) and $6,417,000 (53% of total revenues) from five (5) customers in 1997 and from six (6) customers in 1996.

  The Company grants credit, generally without collateral, to its customers, which are located primarily within the forty-eight contiguous United States. These customers are principally involved in production or refining of oil and gas. Management believes that it's contract acceptance, billing and collection policies are adequate to minimize potential credit risks. As of November 1, 1997, three (3) customers accounted for 64% of the Company's trade receivables.

  At various times during the course of a year, the Company will have cash deposits with a bank that exceed the Federal Deposit Insurance Corporation's insurance coverage.

                            HOLLOMAN CONSTRUCTION CO.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                       July 31, 1998 and November 1, 1997

NOTE I - EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

  The Company established an Employee Stock Ownership Plan (ESOP) as part of an employee incentive program. The ESOP plan covers substantially all employees who meet the eligibility requirements. Participants become fully vested after ten (10) years of participation. Distribution may be made in cash or in the form of Company stock with the Company retaining the right of first refusal to buy back the stock. At October 30, 1993, the ESOP plan was fully funded. The Company set up a $10,400 contribution payable at November 1, 1997 to reimburse the Plan for current year plan administration fees.

  During the periods ended November 1, 1997 and November 2, 1996, the following shares of Company stock were purchased:

                                                  Number
                        Year                     of Shares                Cost

                        1996                       173                 $  6,403
                        1997                      5,173                 150,016

NOTE J - CONTINGENCIES

  The Company reached an agreement in full settlement of the portion of a lawsuit brought against it and other defendants by the Texas Workers' Compensation Insurance Facility. The action was filed in a prior year and involved alleged errors in the premium computations of covered employees provided to the Company by an employee leasing company. The settlement amount is included in the November 2, 1996 financial statements.

NOTE K - OTHER DISCLOSURES

  In 1996 the Company discovered misappropriations of assets by the Company's former Controller. In May 1997, $538,242 was repaid by that individual. Included in this amount is $188,261 attributed to years prior to the period ended November 2, 1996 and accordingly retained earnings at October 29, 1995 were restated net of the related income tax effects. Restitution of $114,668 was attributed to the period ended November 2, 1996. These two amounts totalling $302,929 are shown as a receivable on the balance sheet as of November 2, 1996. The remainder, $235,313, was attributed to the period ending November 1, 1997.

  Additionally, other parties related to the Company recovered from that individual other property estimated at a value of $565,000.

  The total amount of the loss to the Company or its related parties cannot be determined and no further recovery is expected.

               Report of Independent Certified Public Accountants







The Board of Directors
T Sisters Leasing, L.L.C.

We have audited the balance sheets of T Sisters Leasing, L.L.C. (a limited liability company) as of December 31, 1997 and 1996, and the related statements of operations, members' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of T Sisters Leasing, L.L.C. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



Johnson, Miller & Co.


Odessa, Texas
July 31, 1998

          T SISTERS LEASING, L.L.C.

                                 BALANCE SHEETS



                                     ASSETS

                                                                 July 31,                    December 31,
                                                                   1998             1997                1996
                                                                (Unaudited)

CURRENT ASSETS
  Cash                                                     $         20,405            43,264              2,493
  Related party receivable                                           29,313            33,722              3,021
  Prepaid expenses                                                   14,213                 -                  -
                                                              -------------     -------------      -------------

        Total current assets                                         63,931            76,986              5,514

PROPERTY AND EQUIPMENT
  Equipment                                                      1,876,829        1,536,986            621,432
  Equipment under capital leases                                   143,550                -                  -
                                                              --------------    -------------      -------------

                                                                     2,020,379        1,536,986           621,432
     Less accumulated depreciation                                   510,324          320,957             115,651
                                                              --------------    -------------      --------------

        Net property and equipment                                   1,510,055        1,216,029           505,781

RECEIVABLE FROM RELATED PARTY                                            50                 -                  -
                                                              -------------     -------------      -------------

                                                           $         1,574,036        1,293,015           511,295
                                                              ================  ===============    ==============








   The accompanying notes are an integral part of these financial statements.

                            T SISTERS LEASING, L.L.C.

                                 BALANCE SHEETS
                                   (CONTINUED)



                                   LIABILITIES

                                                                 July 31,             December 31,
                                                                   1998             1997            1996
                                                                (Unaudited)

CURRENT LIABILITIES
  Accounts payable - related party                         $         91,412            83,878             71,210
  Current maturities of long-term debt
     Banks and finance companies (note C)                            327,393          271,766             106,727
     Related parties (note D)                                        30,544            21,217             70,959
     Capital lease obligations                                       28,298                 -                  -
  Accrued liabilities and other                                       8,012             6,620              4,350
                                                              -------------     -------------      -------------

           Total current liabilities                                 485,659          383,481             253,246

LONG-TERM DEBT, less current maturities (note C)
  Banks and finance companies                                        895,531          796,630             203,993
  Related parties (note D)                                           76,631            90,002             25,903
  Capital lease obligations                                          102,412                -                  -
                                                              --------------    -------------      -------------

                                                                     1,560,233        1,270,113           483,142
                                                              ----------------  ---------------    --------------

MEMBERS' CAPITAL                                                     13,803            22,902             28,153
                                                              -------------     -------------      -------------

                                                           $         1,574,036        1,293,015           511,295
                                                              ================  ===============    ==============





   The accompanying notes are an integral part of these financial statements.

                            T SISTERS LEASING, L.L.C.

                            STATEMENTS OF OPERATIONS



                              For the seven months
                                                      ended July 31,                               Years ended December 31,
                                         ------------------------------------         -------------------------------------
                                              1998              1997                1997                1996
                                         -------------      -------------       -------------      ---------
                                                      (unaudited)

Lease income                          $         402,101           199,367             390,204       200,414
Other income                                         -              4,850               6,876                      -
                                         -------------      -------------       -------------      -----------------
                                                402,401           204,217             397,080       200,414

Costs and expenses
  Lease expenses                                114,649            19,319              65,663         42,949
  Administrative                                17,236              8,515              24,134          6,310
  Depreciation and amortization                 216,353            88,778             221,375         89,216
                                         --------------     -------------       -------------      ----------------------

        Total operating expenses                348,238           116,612             311,172          138,475
                                         --------------     -------------       -------------      -----------------------

           Operating profit                     54,163             87,605              85,908            61,939
                                         -------------      -------------       -------------      ----------------------

Other (income) expenses
  (Gain) loss on disposal of assets             2,235                  -               8,082             (2,095)
  Interest and financing                       57,794             26,288              64,296             32,251
  Other                                         3,233              756                  -                 7,137
                                       ------------       ----------         ----------         -------------

                                               63,262             27,044              72,378              37,293
                                         -------------      -------------       -------------      ----------------------
        NET (LOSS) EARNINGS           $       (9,099)            60,561               13,530               24,646
                                         =============      =============       =============      ======================










   The accompanying notes are an integral part of these financial statements.
                                      F-31

                            T SISTERS LEASING, L.L.C.

                         STATEMENTS OF MEMBERS' CAPITAL




                                                            Sam            Lakewest
                                                         Holloman             Ltd             Total

Balances at January 1, 1996                        $             175            3,332             3,507

Net earnings                                                   1,232           23,414            24,646
                                                      --------------    -------------     -------------

Balances at December 31, 1996                                  1,407           26,746            28,153

Net earnings                                                     677           12,853            13,530

Distribution                                                       -           (18,781)         (18,781)
                                                      --------------    --------------    -------------

Balances at January 1, 1998                                    2,084           20,818            22,902

Net loss (unaudited)                                            (455)          (8,644)           (9,099)
                                                      --------------    -------------     -------------

Balance at July 31, 1998 (unaudited)               $           1,629           12,174            13,803
                                                      ==============    =============     =============













   The accompanying notes are an integral part of these financial statements.
                                      F-32

                           T SISTERS LEASING, L.L.C.

                            STATEMENTS OF CASH FLOWS



                                                      Seven months ended
                                                      July 31,                               December 31,
                                         --------------------------------       -------------------------
                                              1998              1997                1997                1996
                                         -------------      -------------       -------------      ---------
                                                      (unaudited)

Increase (Decrease) in Cash

Cash flows from operating
activities:
  Net (loss) earnings                 $      (9,099)            60,561              13,530            24,646
  Adjustments to reconcile net
     (loss) earnings to net cash
     provided by operating activities:
        Depreciation and amortization        216,353           88,778              221,375             89,216
        Decrease (increase) in related
           party receivable                    4,409              49             (30,701)               1,279
        (Increase) in prepaid expense       (14,213)              -                   -                   -
        Increase in related party
           payable                            7,534             66,122              12,668             71,210
        Increase (decrease) in
           accrued liabilities                1,392              4,991               2,270             (6,383)
        (Gain) loss on disposal
           of assets                          2,235                  -               8,082             (2,095)
                                         -------------      -------------       -------------      ----------------------

           Net cash provided by
           operating activities                 208,611           220,501             227,224         177,873
                                         --------------     -------------       -------------      -----------------------


Cash flows from investing activities:
  Acquisition of property and
     equipment                                  (411,814)         (707,253)           (958,289)      (291,203)
  Acquisition of leased property                (143,550)               -                   -             -
  Proceeds from sale of assets                  42,750                  -              18,584          16,824
  Distributions                                      -                  -             (18,781)             -
  Additions to officer receivable                  (50)               (50)                  -               -
                                         -------------      -------------       -------------      -----------------

           Net cash used in
           investing activities                 (512,664)         (707,303)           (958,486)      (274,379)
                                         ---------------    --------------      --------------     ------------------------







   The accompanying notes are an integral part of these financial statements.

                            T SISTERS LEASING, L.L.C.

                            STATEMENTS OF CASH FLOWS
                                   (CONTINUED)



                                               Seven months ended
                                                      July 31,                        December 31,
                                               1998                  1997           1997        1996
                                          -----      -----------             ------------           -------
                                                      (unaudited)

Cash flows from financing activities:

  Loan proceeds                       $   369,099           678,453             1,027,268       217,901
  Principal payments under note
     obligations                         (218,615)         (125,445)           (255,235)      (134,513)
  Capital lease obligation                143,550                 -                   -            -
  Principal payments under
     capital lease obligations            (12,840)                -                   -            -
                                         --------------     -------------       -------------     --

        Net cash provided by (used
        in) financing activities           281,194           553,008             772,033        83,388
                                         --------------     -------------       -------------   ----- ---

Net increase (decrease) in cash            (22,859)           66,206              40,771       (13,118)

Cash at beginning of period                43,264              2,493               2,493         15,611
                                         -------------      -------------       -------------   --- ----

Cash at end of period                 $    20,405             68,699              43,264          2,493
                                         =============      =============       ========= ================


Cash paid for interest                $    7,794              26,288              64,296         32,251













   The accompanying notes are an integral part of these financial statements.
                                      F-34

                            T SISTERS LEASING, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS

                    July 31, 1998, December 31, 1997 and 1996

NOTE A - ORGANIZATION

 T Sisters Corporation, Inc. (the Company) is a Texas limited liability company organized in 1995 under the Texas Limited Liability Company Act. The Company is owned 5% by Sam Holloman and 95% by Lakewest Limited Trust. Its principal business consists of leasing equipment and vehicles in the Permian Basin area.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

          1.      Cash and Cash Equivalents

 The Company considers cash on hand and amounts on deposit in banks to be cash and cash equivalents.

 2.           Property and Equipment

 Major additions and betterments are capitalized, while replacements, maintenance, and repairs that do not improve or extend the life of the respective asset are expensed. When the assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is charged or credited to operations. Property and equipment are depreciated using the straight-line method over their estimated useful lives which range from 5-7 years.

     3.       Income Taxes

 The Company is not a taxpaying entity for federal income tax purposes, and thus no income tax expense has been recorded in the statements. Income of the Company is taxed to the members in their individual returns.

          4.      Use of Estimates

 In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts and disclosures; accordingly, actual results could differ from those estimates.

                            T SISTERS LEASING, L.L.C.

                    July 31, 1998, December 31, 1997 and 1996

NOTE C - LONG-TERM DEBT

 Long-term debt consists of the following at December 31:



 Installment notes from bank, payable in aggregate monthly installments of $1,162 principal, plus interest. Variable interest rate is 1% above bank's prime. Interest was 9.5% and 9.25% at December 31, 1997 and 1996, respectively. Notes are collateralized by vehicles.

 Installment notes from banks, payable in aggregate monthly principal and interest installments of $13,118 and $3,509 in 1997 and 1996, respectively. Interest rates range from 8.00% to 9.50% at December 31, 1997 and range from 8.25% to 9.25% at December 31, 1996. Notes are collateralized by various equipment and vehicles.

 Installment notes from a financing company, payable in aggregate monthly principal and interest installments of $14,293 and $4,208 in 1997 and 1996, respectively. Interest rates range form 8.32% to 8.75%. Notes are collateralized by various equipment and vehicles.


          Less current maturities

              Total              1997
                             $ 31,108
                              504,066
                              533,222
                            1,068,396

                              271,766

                    $         796,630

                                 1996
                               57,888
                              133,222
                              119,610
                              310,720
                              106,727
                              203,993

  Maturities of long-term debt at December 31, 1997 and 1996 are as follows:

                                                 1997                   1996
                                                -----------          ---------

                  1997$                          -                   106,727
                  1998                         271,766                90,661
                  1999                         262,817                78,514
                  2000                         235,760                34,818
                  2001                         199,879                   -
                  2002                           -------   ------------------

                                           $ 1,068,396              310,720
                                                       ==============

                            T SISTERS LEASING, L.L.C.

                    July 31, 1998, December 31, 1997 and 1996

NOTE D - LONG-TERM DEBT RELATED PARTY







 Installment notes from affiliate, payable in aggregate monthly principal and interest installments of $3,929 and $7,966 in 1997 and 1996, respectively. Interest ranged from 8% to 10% at December 31, 1997 and was 10% at December 31, 1996.

          Less current maturities

              Total       1997
                     $ 111,219
                        21,217
                      $ 90,002


                        1996
                       96,862
                       70,959
                       25,903

 Maturities of long-term debt at December 31, 1997 and 1996 are as follows:

                                                   1997                   1996
                                                  ----------          ---------

                  1997$                             -                   70,959
                  1998                           21,217                 12,548
                  1999                           39,832                 12,397
                  2000                           30,670                   958
                  2001                           19,500                    -
                                                  -------   ------------------

                                            $   111,219                96,862
                                              ==========         =============

NOTE E - RELATED PARTY TRANSACTIONS

 The Company is lessor with respect to certain operating lease agreements with related parties. Payments received from related parties in 1997 and 1996 were approximately $390,000 and $200,000 respectively. The following are the future minimum lease payments to be received under these lease agreements.

              Year ended December 31,               1997                   1996
                                                  ---------          ---------

                      1997                      $     -                 224,536
                      1998                       595,888                163,423
                      1999                       579,201                146,736
                      2000                       424,758                71,810
                      2001                       240,359                 6,475
                      2002                       159,342                     -
                                              ------------         -------------

                                       $        1,999,548              612,980
                                             ============       ==============

                            T SISTERS LEASING, L.L.C.

                    July 31, 1998, December 31, 1997 and 1996

NOTE F - OPERATING LEASES

 The Company is lessee with certain operating leases for heavy equipment and vehicles. Lease payments made relating to these operating leases were approximately $66,000 and $43,000 in fiscal years 1997 and 1996, respectively. The following is a schedule of future minimum lease payments under these lease agreements.

              Year ended December 31,                1997                   1996
                                                    ----------       ---------

                      1997                  $        -                 36,041
                      1998                        198,749              36,041
                      1999                        198,749              36,042
                      2000                        149,533              16,519
                                                ---------         -------------

                                             $   547,031                124,643
                                             =========         ==============

NOTE G - UNAUDITED FINANCIAL STATEMENTS

 The financial statements for the seven months ended July 31, 1998 and 1997 are unaudited, however, in the opinion of management, such statements include all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations and changes in financial position of the Company. The results of operations for the seven months ended July 31, 1998 are not necessarily indicative of the results to be obtained for the full fiscal year.

No person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.
                                 1,000,000 UNITS

                             Each Unit Consisting of
                            One Share of Common Stock
                                       and
                              One Redeemable Common
                             Stock Purchase Warrant
                                 OFFERING PRICE

                                     $10.00
                                    PER UNIT
                                TABLE OF CONTENTS
                                                 PAGE
Additional Information....................        2
Prospectus Summary........................        3
Risk Factors..............................        7
Use of Proceeds...........................       13
Dividend Policy...........................       13
Dilution..................................       14
Capitalization............................       15
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operation.................       16
Business..................................       18
Management................................       22
Principal Shareholders....................       24
Certain Relationships
   and Related Transactions...............       25
Description of Securities.................       27
Shares Eligible For Future Sale...........       28
Underwriting..............................       28
Legal Matters.............................       30
Experts...................................       30
Index to Financial Statements.............       31
Until  ____ , 1998 (25  days  from the  date of this  Prospectus),  all  dealers
effecting   transactions   in  the   registered   securities,   whether  or  not
participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when
acting  as  Underwriters  and  with  respect  to  their  unsold   allotments  or
subscriptions.
                                    Holloman
                                   Corporation

                                   Prospectus

                                                        , 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Pursuant to Section 2.02-1 of the Texas Business Corporation Act, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in his official capacity with the corporation including expenses and attorneys fees.

         Article VII of the Articles of Incorporation provides as follows:

         "The Corporation shall indemnify any director or officer, or former director or officer of the Corporation, or any person who may have served at its request as a director or officer of another corporation of which this Corporation owns shares of capital stock or of which it is a creditor to the fullest extent permitted by the Texas Business Corporation act and s provided in the By-laws of the Corporation."

         Article XI of the By -laws provides as follows:

                       "POWER TO INDEMNIFY AND TO PURCHASE
                     INDEMNITY INSURANCE; DUTY TO INDEMNIFY

         Section 1.        In this Article XI:
         (a) "Corporation," includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the Corporation by operation of law and in any other transaction in which the Corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Article.

         (b) "Director" means any person who is or was a director of the Corporation, any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise. (c) "Expenses" include court costs and attorneys' fees. (d) "Official capacity", means:
                  (1) when used with respect to a director, the office of director in the Corporation; and (2) when used with respect to a person other than a director, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Corporation, but
                 (3)in  both  Paragraph  (1)  and (2)  does  not  include
                    service for any other foreign or domestic corporation
                    or   any    partnership,    joint    venture,    sole
                    proprietorship,  trust,  employee  benefit  plan,  or
                    other enterprise.
         (e) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

         Section 2. The Corporation shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the Corporation only if it is determined in accordance with Section 6 of this Article XI that the person:
         (a)      conducted himself in good faith;
         (b)      reasonably believed:
(1) in the case of conduct in his official capacity as a director of the Corporation, that his conduct was in the Corporation's best interests; and

(2) in all other cases, that his conduct was at least not opposed to the Corporation's best interests; and
     (c) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 3. Except to the extent permitted by Section 5 of this Article, a director may not be indemnified under Section 2 of this Article in respect of a proceeding:
         (a) in which the person is found to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official
         capacity;   or  (b)  in  which  the  person  is  found  liable  to  the
         Corporation.

         Section 4. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contenders or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section 2 of this Article. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

         Section 5. A person may be indemnified under Section 2 of this Article against judgments, penalties (including excise and similar taxes), fines, settlement, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification:
         (a) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; and (b) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

         Section 6. A determination of  indemnification  under Section 2 of this
         Article XI must be made: (a) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; (b) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding; (c) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in Subsection (a) or (b) of this Section, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or (d) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

         Section 7. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection (c) of Section 6 of this Article XI for the selection of special legal counsel. A provision contained in the Articles of Incorporation, the By-laws, a resolution of shareholders or directors, or an agreement that makes mandatory the indemnification permitted under Section 2 of this Article XI shall be deemed to constitute authorization of indemnification in the manner required by this Section 7 even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

         Section 8. The Corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

         Section 9. If, in a suit for the indemnification required by Section 8 of this Article XI, a court of competent jurisdiction determines, that the director is entitled to indemnification under that Section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

         Section 10. If, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in Section 2 of this Article XI or has been adjudged liable in the circumstances described by Section 3 of this Article XI, the court may order the indemnification that the court determines is proper and equitable. The court shall limit indemnification to reasonable expenses if the proceeding is brought by or in behalf of the Corporation or if the director is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity.

         Section 11. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the Corporation, in advance of the final disposition of the proceeding and without any of the determination specified in Section 6 and 7 of this Article XI, after the Corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article XI and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements.

         Section  12. The  written  undertaking  required  by Section 11 of this
Article XI must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment.

         Section 13. A provision for the Corporation to indemnify or to advance expenses to a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding, whether contained in the Articles of Incorporation, the By-laws, a resolution of shareholders or directors, an agreement or otherwise, except in accordance with Section 18 of this Article XI, is valid only to the extent it is consistent with this Article XI as limited by the Articles of Incorporation, if such a limitation exists.

         Section 14. Notwithstanding any other provision of this Article XI, the Corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

         Section 15. An officer of the Corporation shall be indemnified as, and to the same extent, provided by Sections 8, 9, and 10 of this Article XI for a director and is entitled to seek indemnification under those sections to the same extent as a director. The Corporation may indemnify and advance expenses to an officer, employee, or agent of the Corporation to the same extent that it may indemnify and advance expenses to directors under this Article XI.

         Section 16. The Corporation may indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the Corporation who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venturer sole proprietorship, trust, employee benefit plan or other enterprise, to the same extent that it may indemnify and advance expenses to directors under this Article XI.

         Section 17. The Corporation may indemnify and advance expenses to an officer, employee or agent, or person who is identified in Section 16 of this
Article XI and who is not a director to such further extent, consistent with law, as may be provided by the Articles of Incorporation, By-laws, general or specific action of the Board of Directors, or contract or as permitted or required by common law.

         Section 18. The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under this Article XI. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation:
         (a)      create a trust fund;
         (b)      establish any form of self-insurance;
         (c) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or
         (d) establish a letter of credit, guaranty, or surety arrangement.
         The insurance or other arrangement may be procured, maintained, or established within the Corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer `or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.
         Section 19. Any indemnification of or advance of expenses to a director in accordance with this Article XI shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to the shareholders of a consent to action without a meeting pursuant to Section A, Article 9.10 of the Texas Business Corporation Act and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

         Section 20. For purposes of this Article XI, the Corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation."

Item 25. Other Expenses of Issuance and Distribution

Estimated expenses in connection with the public offering by the Company of the securities offered hereunder are as follows:

Securities and Exchange Commission Filing Fee               $5,897
Blue Sky Fees and Expenses*                                 20,000
American Stock Exchange Application and Listing Fee         20,000
Accounting Fees and Expenses*                               60,000
Legal Fees and Expenses                                     75,000
Printing*                                                   40,000
Fees of Transfer Agents and Registrar*                      20,000
Underwriters' Non-Accountable Expense Allowance            200,000
Miscellaneous*                                              59,103
                                                          --------
         Total*                                           $500,000
----------------
*        Estimated.

Item 26. Recent Sales of Unregistered Securities

         The following is a summary of transactions by the Registrant during the last three years involving the sale of securities which were not registered under the Securities Act:


         In May 1998, the registrant sold 1,200,000 shares of its Common stock to the investors named below for an aggregate purchase price of $325,000.
                           Name                           Number of Shares

                    Peter Jeffrey Family Trust                 100,000
                    Calvin J. Payne Family Trust               100,000
                    S. Roy Jeffrey Family Trust                100,000
                    Peter Lucas Family trust                   100,000
                    Chase Funding, Ltd.                         53,521
                    Galaxy Partners Limited                     49,296
                    Oxford Capital Corp.                        15,000
                    The Mission Group, Inc.                     14,084
                    Neighborhood Image, Inc.                    28,169
                    T. R. Hogue                                 18,908
                    Julia Diane Jones                           21,022
                    John Holdridge                              57,600
                    Julie Ann Ingram                            47,467
                    Lorie Beth Koonce                           47,467
                    Kellie Diane Baker                          47,466
                    Revere Financial Group, Inc.               400,000

         All of the above persons are sophisticated investors, or family members of the investors, who were familiar with the business of the registrant and the companies to be acquired for this offering. The purchasers agreed to take the shares for investment and not with a view to distribution. The certificates, when issued, will be stamped with a restrictive legend prohibiting transfer in the absence of an effective registration statement or an opinion of counsel that registration is not necessary. No underwriter was involved in the transaction. The transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to the exemption provided by Section 4(2) thereunder for transactions not involving a public offering.

         In May 1998, the registrant entered into a Stock Purchase Agreement with Sam Holloman and several entities owned, controlled by, or affiliated with, Mr. Holloman (collectively the "Sellers") for the purchase of all of the outstanding common stock of Holloman Construction Company for a total consideration of $8,000,000. The agreement was amended in August 1998, to include the Membership interests of T. Sisters Leasing, L. L. C. for no additional consideration. The registrant agreed to pay the Sellers $6,000,000 cash from the proceeds of this offering and to issue to them 200,000 shares of the registrant's Common Stock at the Closing of this offering (the number of shares is to be determined by dividing $2,000,000 by the public offering price in this offering as set forth in the final Prospectus). The Sellers agreed to take the shares for investment and not with a view to distribution. The certificates, when issued, will be stamped with a restrictive legend prohibiting transfer in the absence of an effective registration statement or an opinion of counsel that registration is not necessary. No underwriter was involved in the transaction. The transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to the exemption provided by Section 4(2) thereunder for transactions not involving a public offering.

Item 27. Exhibits

         Item 27. Exhibits

         Exhibit No      Item

         Exhibit 1.1     Form of Underwriting Agreement.(1)
         Exhibit 1.2     Form of Underwriters' Warrant Agreement.(1)
         Exhibit 2.1     Stock Purchase Agreement Relating to the Acquisition of
                        Holloman Construction Company by Holloman Corporation ("Stock Purchase Agreement"), including list of
                         Schedules. (3)
         Exhibit 2.1.1   Schedules to Stock Purchase Agreement (1)
         Exhibit 2.2     Amendment to Stock Purchase Agreement (3)
         Exhibit 2.3     Amendment No. 2 to Stock Purchase Agreement (1)
         Exhibit 3.1     Articles of Incorporation of the Registrant. (3)
         Exhibit 3.2     Bylaws of the Registrant (3)
         Exhibit 4.1     Form of Warrant Agreement between Company and
                         American Stock Transfer and Trust Company. (1)
         Exhibit 4.3     Specimen of Warrant Certificate. (1) Contained in
                         Exhibit 4.1
         Exhibit 5.1     Opinion of Maurice J. Bates L.L.C.(1)
         Exhibit 10.1    1998 Stock Option Plan (3)
         Exhibit 10.2 Form of Equipment Lease between the Registrant and T Sisters Leasing, LLC (3)
         Exhibit 10.3 Copy of Commercial Lease for building and premises between Holloman Construction Co. and Bob Gist (3)
         Exhibit 10.4 Copy of Loan Agreement between the Registrant and Bank One, Texas, N. A. (1)
         EXHIBIT 16      Letter from Green Frost
         Exhibit 21.1    Subsidiaries of the Registrant. (3)

         Exhibit 23.1 Consent of Johnson, Miller, & Company, LLP Certified Public Accountants.(1)
         Exhibit 23.2 Consent of Maurice J. Bates, L.L.C. is contained in his opinion filed as Exhibit 5.1 to this registration statement.(1)
         Exhibit 27.1    Financial Data Schedule (1)

         (1) Filed herewith (2) To be filed by amendment (3) Previously filed.

Item 28.  Undertakings

         The undersigned registrant hereby undertakes as follows:

         (1) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

         (2) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (a) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the Registration Statement; and

                  (c) Include any additional or changed material information on the plan of distribution.

         (3) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (5)      For the  purposes  of  determining  any  liability  under  the
                  Securities  Act,  the  information  omitted  from  the form of prospectus  filed  as  part  of a  registration  statement  in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Odessa, State of Texas on November 17, 1998.


                                                     Holloman Corporation.



                                                 By: /s/ Mark E. Stevenson
                                                   Mark E. Stevenson, President




                                POWER OF ATTORNEY


                  KNOW  ALL  MEN  BY  THESE  PRESENTS,  that  the  person  whose signature appears below constitutes and appoints Sam Holloman, Mark E. Stevenson, and Peter Lucas, and each for them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all further amendments to this Registration Statement (including post-effective amendments), and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                 Title                         Date

/s/ Sam Holloman

Sam Holloman                   Chairman of the Board           November 17, 1998


/s/ Mark E. Stevenson
Mark E. Stevenson                       President             November 17, 1998
                             (Principal Executive Officer)

/s/ John E. Holdridge                   Director              November 17, 1998
John E. Holdridge



/s/ Peter Lucas

Peter Lucas                Senior Vice President, Chief      November 17, 1998

                          Financial Officer, Secretary,
                         Treasurer, Director (Principal
                        Financial and Accounting Officer)


/s/ James E. Hogue                      Director             November 17, 1998
James E. Hogue